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                                                                     EXHIBIT 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF INDIANA
                              INDIANAPOLIS DIVISION

In re:                                  )        Chapter 11
                                        )
CART, Inc.,                             )        Case No. 03-23385 (FJO)
                                        )
            Debtor.                     )
                                        )

                             CART'S CHAPTER 11 PLAN

                                        BAKER & DANIELS
                                        James M. Carr
                                        300 North Meridian Street,
                                        Suite 2700
                                        Indianapolis, IN 46204
                                        Counsel for CART, Inc.

            Dated: ____ __, 2004

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                  CART, Inc., a Michigan Corporation and the
debtor-in-possession in this Chapter 11 Case (the "Debtor"), hereby proposes the following chapter 11 plan (the "Plan"). The specific provisions for implementing this Plan are set forth in the succeeding Articles. The Definitions provided in
Article II of this Plan apply throughout the Plan.

                                    ARTICLE I

                                    OVERVIEW

         This is a plan proposed pursuant to Subchapter II of chapter 11 of the Bankruptcy Code (11 U.S.C. Sections 1121-1129). The Plan generally provides for the liquidation and distribution of all of the assets of the Debtor's Estate. The Bankruptcy Court will retain jurisdiction to determine the allowance of all Claims and to effectuate and enforce the terms of this Plan as provided in
Article 9.2 below. This overview is only a summary; for a full and complete understanding of the Plan, please consult the entire text of this Plan.

         To complete the liquidation and distribution of the Debtor's Remaining Estate Assets and to allow for the sale of New Stock to be issued by the Debtor to CCWS (or to same other New Stock Buyer), upon the Transfer Date all Remaining Estate Assets (which excludes Available Cash distributed as part of an Initial Distribution and the Retained Assets) will be transferred to the CART Liquidation Trust to be held, pending allowance or disallowance of Disputed Claims, and distributed to holders of Allowed Claims. A Liquidation Trustee shall administer the CART Liquidation Trust subject to oversight by the Creditors' Committee and the Parent and the jurisdiction of the Bankruptcy Court. Included in the Remaining Estate Assets are certain claims and causes of action belonging to the Estate against third parties, including but not limited to the Estate's Claims Against 88 Corp.

                                   ARTICLE II

                         DEFINITIONS AND INTERPRETATIONS

         2.1. Except as otherwise specifically set forth in this Article II, definitions and rules of construction contained in Sections 101 and 102 of the Bankruptcy Code shall apply to this Plan. As used in this Plan, the following terms shall have the meanings specified below, unless the context requires otherwise.

                  2.1.01. "88 CORP. LITIGATION" means the proof of claim filed by 88 Corp., the Debtor's objection thereto and the Debtor's claims against 88 Corp. more fully described at p. 23 below that the Debtor has asserted or may assert for damages arising from the postponement and cancellation by 88 Corp. of the scheduled 2003 Champ Car event at the Fontana California Speedway and 88 Corp.'s cancellation of the 2004 Champ Car event.

                  2.1.02. "ACCUS" means the Automobile Competition Committee for the United States, of which Debtor is a member.

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                  2.1.03.  "ADMINISTRATIVE CLAIM" means any cost or expense of administration of the Chapter 11 Case claimed timely against the Estate and allowed under Section 503(b) of the Bankruptcy Code, including any and all expenses of operating the business of the Debtor after the Petition Date and all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under Sections 330 or 331 of the Bankruptcy Code and any fees or charges assessed against the Estate under Chapter 123 of Title 28 of the United States Code.

                  2.1.04. "ALLOWED ADMINISTRATIVE CLAIM FOR PROFESSIONAL FEES" means an Administrative Claim for professionals employed by the Debtor or the Creditors' Committee that is also an Allowed Claim.

                  2.1.05.  "ALLOWED AMOUNT" means, with respect to a particular
Claim: (a) if the holder of such Claim has not filed a proof of claim as prescribed by Bankruptcy Rule 3003 and the Bar Date Order, the Scheduled Claim Amount, if any; (b) if the holder of such Claim has filed a proof of claim as prescribed by Bankruptcy Rule 3003 and the Bar Date Order by the Bar Date, (i) the amount stated in such proof of claim if no objection to or motion pursuant to Section 502(c)(1) of the Bankruptcy Code for estimation of such proof of claim has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Court or other applicable law; or (ii) such amount as shall be fixed or estimated, as the case may be, by a Final Order of the Bankruptcy Court if an objection to or motion pursuant to Section 502(c)(1) of the Bankruptcy Code for estimation of such proof of claim has been interposed within the applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Court or other applicable law; or (c) with respect to an Administrative Claim, the amount of such Claim or such amount as shall be fixed by a Final Order of the Bankruptcy Court.

                  2.1.06. "ALLOWED CLAIM" means any Claim for which an Allowed Amount has been determined or which is otherwise allowed pursuant to this Plan.

                  2.1.07. "ALLOWED INTEREST" means an Equity Interest to the extent it has become allowed.

                  2.1.08. "ALLOWED GENERAL UNSECURED CLAIM" means a General Unsecured Claim that is also an Allowed Claim.

                  2.1.09. "ASSETS" means all of the right, title and interest of the Debtor in and to property of whatever type or nature (real, personal, mixed, tangible or intangible), including property of the Debtor's estate, as defined in Section 541 of the Bankruptcy Code.

                  2.1.10. "ASSET SALE" means the Debtor's sale of the Purchased Assets to OWRS pursuant to the Sale Order which sale was closed on February 13, 2004.

                  2.1.11. "ASSET SALE PROCEEDS" means the net proceeds received by Debtor as a result of the Asset Sale.

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                  2.1.12.  "AVAILABLE CASH" means all Cash other than (a) the
Reserve Funds and (b) any Cash reserved by the Liquidation Trustee for Trust Administrative Expenses, subject to approval of the Creditors' Committee and the Parent.

                  2.1.13. "AVOIDANCE ACTION" means an action to avoid a transfer of the Debtor's property or an interest of the Debtor in property, including actions arising under Sections 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code and any other applicable law.

                  2.1.14. "BALLOT" means a form mailed to holders of Claims and Interests for the purpose of voting to accept or reject the Plan substantially similar to Exhibit "B" attached hereto.

                  2.1.15. "BANKRUPTCY CODE" means Title 11 of the Bankruptcy Reform Act of 1978, as amended, and as set forth in Sections 101 et seq. of Title 11 of the United States Code.

                  2.1.16. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Indiana, or such other Court that may have jurisdiction over the Chapter 11 Case including any United States District Court that may withdraw the statutory reference of the Debtor's Chapter 11 Case or any related proceedings pursuant to Section 157(d) of Title 28 of the United States Code.

                  2.1.17. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure prescribed pursuant to Section 2075 of Title 28 of the United States Code, as amended from time to time, including the local rules of the Bankruptcy Court.

                  2.1.18. "BAR DATE" means March 31, 2004, the date fixed by the Bar Date Order as the deadline by which all Persons asserting Claims or Interests must file proofs of claim or interest or be forever barred from asserting such Claim against or Interest in the Debtor and from voting on the Plan and/or sharing in the distribution thereunder.

                  2.1.19. "BAR DATE ORDER" means the Order of the Bankruptcy Court dated February 18, 2004 that fixed March 31, 2004 as the Bar Date.

                  2.1.20. "BUSINESS DAY" means any day except Saturday, Sunday or other day on which commercial banks in the State of Indiana are generally authorized by law to close.

                  2.1.21. "CART" means CART, Inc., the debtor in this Chapter 11 Case.

                  2.1.22. "CART LIQUIDATION TRUST" means the trust established pursuant to Article V herein.

                  2.1.23. "CASH" means cash and cash equivalents, including bank deposits, checks and other similar items included among the Estate Assets.

                  2.1.24. "CCWS" means Champ Car World Series LLC, the Delaware limited liability company that was formerly known as "Open Wheel Racing Series, LLC".

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                  2.1.25.  "CHAPTER 11 CASE" means the chapter 11 case bearing docket no. 03-23385 (FJO) in which CART, Inc. is the Debtor.

                  2.1.26.  "CLAIM" has the same meaning as set forth in
Section 101(5) of the Bankruptcy Code.

                  2.1.27.  "CLAIMANT" shall mean a Person who asserts a Claim.

                  2.1.28. "CLASS" means a group of Claims or Interests that are classified together pursuant to Article 3 of the Plan.

                  2.1.29. "CONFIRMATION DATE" means the date upon which the Court enters an Order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

                  2.1.30. "CONFIRMATION HEARING" means the hearing scheduled by the Bankruptcy Court to consider confirmation of the Plan pursuant to Bankruptcy Code Section 1129.

                  2.1.31. "CONFIRMATION ORDER" means the Order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

                  2.1.32.  "CONTESTED" when used:

                           a.       with respect to a Claim or Interest, means
the portion (including where appropriate, the whole) of any Claim or Interest: which is scheduled by the Debtor as disputed, contingent or unliquidated and has not been Allowed, or which scheduled Claim is the subject of an objection and which has not been determined as Allowed or Disallowed by a Final Order, or which has been filed pursuant to Section 501(a) of the Bankruptcy Code and as to which an objection to the allowance thereof has been filed with the Court within the time limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan, or an order of the Court, which Claim has not been determined as Allowed or Disallowed, by a Final Order, or

                           b.       with respect to an Administrative Claim,
shall mean the portion (including where appropriate the whole) of an Administrative Claim for which an objection to the allowance thereof has been filed within any time limitation fixed by the Bankruptcy Code, Bankruptcy Rules, the Plan or an order of the Court, which Administrative Claim has not been determined as Allowed or Disallowed by a Final Order.

                  2.1.33.  "CREDITOR" has the same meaning as set forth in
Section 101(10) of the Bankruptcy Code.

                  2.1.34. "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors consisting of the Persons appointed to such committee in the Chapter 11 Case under Section 1102(a) of the Bankruptcy Code or their appointed successors.

                  2.1.35. "DEBTOR" means CART, Inc. which filed a petition to commence the Chapter 11 Case on December 16, 2003.

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                  2.1.36.  "DISALLOWED" means, when used with respect to a
Claim, Administrative Claim, Tax Claim or Interest, the whole or portion thereof that has been disallowed by the Court pursuant to a Final Order, or which is withdrawn by or on behalf of the Claimant or holder of an Interest for which such Claim, Administrative Claim, Tax Claim or Interest was filed.

                  2.1.37. "DISCLOSURE STATEMENT" means the Disclosure Statement With Respect To Chapter 11 Plan of CART, Inc. filed by Debtor pursuant to
Section 1125 of the Bankruptcy Code in the form as approved by a Final Order.

                  2.1.38. "DISPUTED" shall have the same meaning as "Contested."

                  2.1.39. "DISTRIBUTION" means a payment with respect to an Allowed Claim under the Plan.

                  2.1.40. "DISTRIBUTION DATE" means each of the dates following the Effective Date upon which (a) the Debtor or the Liquidation Trustee is required by this Plan to make one or more Distributions or (b) the Liquidation Trustee decides to make a Distribution because the Liquidation Trustee deems there to be sufficient Available Cash to make one or more Distributions, or (c) a Distribution is otherwise ordered to be made by the Court.

                  2.1.41. "DISTRICT COURT" means the United States District Court for the Southern District of Indiana.

                  2.1.42. "EFFECTIVE DATE" means the next business day after the Confirmation Order is entered unless the Confirmation Order has been stayed by an Order or an Order of the District Court, or such later date as the Debtor and the Creditors' Committee may designate in writing.

                  2.1.43.  "ENTITY" has the same meaning as set forth in
Section 101(15) of the Bankruptcy Code.

                  2.1.44. "ESTATE" means the Estate of the Debtor created pursuant to Section 541 of the Bankruptcy Code upon the commencement of its Bankruptcy Case.

                  2.1.45. "ESTATE ASSETS" means at any time all Assets of the Estate held by the Debtor or the CART Liquidation Trust.

                  2.1.46. "EXECUTORY CONTRACT" means any executory contract or unexpired lease subject to Section 365 of the Bankruptcy Code, between the Debtor and any other Person.

                  2.1.47.  "FACE AMOUNT" means, with respect to a particular
Claim: (a) if the holder of such Claim has not filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to Rule 3003(c)(3) of the Bankruptcy Rules, the Scheduled Claim Amount of such Claim; or (b) if the holder of such Claim has filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to Rule 3003(c)(3) of the Bankruptcy Rules, the amount stated in such proof of Claim.

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                  2.1.48.  "FINAL ORDER" means an Order or a judgment which is not the subject of a pending appeal or petition for review, reconsideration or rehearing, and which has not been reversed, stayed, modified or amended and with respect to which the time to appeal from or to seek review, reconsideration or rehearing of such Order or judgment shall have expired.

                  2.1.49. "FIRST DISTRIBUTION DATE" means with respect to an Allowed Claim the day on which a first Distribution is made, which shall be the later of (a) a date selected by Debtor that is no more than ten (10) Business Days after the Effective Date or (b) within ten (10) Business Days after a Claim becomes an Allowed Claim.

                  2.1.50. "GENERAL UNSECURED CLAIM" means any Claim against the Debtor not otherwise classified herein and not entitled to priority under
Section 507 of the Bankruptcy Code, including any Deficiency Claim.

                  2.1.51.  "HOLDER" means the holder of a Claim or Interest.

                  2.1.52.  "IMPAIRED" has the same meaning as set forth in
Section 1124 of the Bankruptcy Code.

                  2.1.53. "INITIAL DISTRIBUTION DATE" means the date on which the Debtor makes the Initial Distributions.

                  2.1.54. "INITIAL DISTRIBUTIONS" means Distributions made by the Debtor with respect to Claims that have become Allowed Claims as of the Effective Date pursuant to Section 5.1.01.

                  2.1.55. "INTEREST" means with respect to the Debtor (a) an "equity security" as that term is defined in the Bankruptcy Code, including the Old Stock, and any other equity or membership interest, and (b) the legal, equitable, contractual or other right to acquire or receive any of the foregoing.

                  2.1.56. "LIQUIDATION TRUST AGREEMENT" means the agreement that will establish the CART Liquidation Trust in substantially the same form as attached as Exhibit "A" to this Plan.

                  2.1.57. "LIQUIDATION TRUSTEE" means Thomas L. Carter or (if Mr. Carter should resign, be terminated, or otherwise become unable to perform his duties as trustee) an individual selected by the members of the Creditors' Committee and the Parent to succeed Mr. Carter to administer the CART Liquidation Trust pursuant to the terms of the Liquidation Trust Agreement.

                  2.1.58.  "MAXIMUM AMOUNT" means, with respect to any Disputed
Claim: (a) the amount agreed to by the CART Liquidating Trust and the Holder of such Claim; (b) the amount, if any, estimated or determined by the Bankruptcy Court in accordance with Bankruptcy Code Section 502(c); or (c) absent any such agreement, estimation or determination, the liquidated amount set forth in the proof of claim filed by the Holder of such Claim or, if no amount is so set forth, the amount estimated by the CART Liquidating Trust.

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                  2.1.59.  "MEMBERSHIP" means Debtor's rights and obligations as a member of ACCUS as defined in the ACCUS bylaws.

                  2.1.60. "NEW STOCK" means _____ shares of the capital stock of Debtor to be issued effective as of the Transfer Date and transferred to CCWS pursuant to Article 6.4 of this Plan.

                  2.1.61. "NEW STOCK BUYER" means CCWS or such other buyer of the New Stock whose offer of New Stock Consideration is approved by the Court as the highest and best purchase price for the New Stock.

                  2.1.62. "NEW STOCK CONSIDERATION" means cash which is the greater of (a) the $110,000 offered by CCWS (the "Initial CCWS Offer") or (b) the amount deemed by the Bankruptcy Court to be offered and paid by the New Stock Buyer pursuant to the procedures described in the next sentence. If any person wishes to make an offer to purchase the New Stock, they must submit such offer in writing on or before 5:00 EST on the third Business Day prior to the first date scheduled for the Confirmation Hearing. If Debtor (with advice from the Creditors' Committee and the Parent) deems any such offer to be higher and better than the Initial CCWS Offer then CCWS and all bidders making such a higher and better timely offer will be allowed to participate in an auction conducted in the Court room during the Confirmation Hearing and the Court shall determine the highest and best offer at the conclusion of such auction.

                  2.1.63. "OLD STOCK" means all issued and outstanding Capital Stock of Debtor including such capital stock held by Parent, as of the Effective Date.

                  2.1.64.  "ORDER" means an order of the Bankruptcy Court.

                  2.1.65. "OWRS ET AL." means Open Wheel Racing Series LLC ("OWRS"), organized under the laws of the state of Delaware, and its affiliate Open Wheel Racing Acquisition Corp., the buyer of the Purchased Assets. On March 26, 2004, OWRS changed its name to "Champ Car World Series LLC".

                  2.1.66. "PARENT" means Championship Auto Racing Teams, Inc., a Delaware corporation with its principal place of business in Indianapolis, Indiana, of which Debtor is a wholly owned subsidiary.

                  2.1.67. "PERMITTED INVESTMENTS" means any deposits or investments permitted by Section 345 of the Bankruptcy Code.

                  2.1.68. "PERSON" means an individual, corporation, partnership, association; joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof or any other entity.

                  2.1.69. "PETITION DATE" means December 16, 2003, the date on which the Debtor filed its Chapter 11 petition with the Bankruptcy Court.

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                  2.1.70.  "PLAN" means this Plan and all exhibits hereto,
either in its present form or as it may be altered, amended or modified from time to time pursuant to the Bankruptcy Court or an order.

                  2.1.71. "POST-CONFIRMATION" means the period of time after the Confirmation Date.

                  2.1.72. "POST-PETITION" means arising on or after the Petition Date.

                  2.1.73.  "PRE-PETITION" means arising before the Petition
Date.

                  2.1.74. "PRIORITY CLAIM" means a Claim entitled to priority pursuant to Section 507(a)(3), 507(a)(4), or 507(a)(6) of the Bankruptcy Code.

                  2.1.75. "PROFESSIONAL FEE RESERVE" means the Cash reserved within the CART Liquidation Trust for payment of outstanding professional fees prior to allowance of such fees pursuant to Court Order.

                  2.1.76. "PROFESSIONAL PERSONS" means Persons retained or to be compensated pursuant to Sections 327, 328, 330, 331, 1102, and 1103 of the Bankruptcy Code.

                  2.1.77. "PRO RATA" or "PRO RATA SHARE" means, with respect to an Allowed Claim, the same proportion that the Allowed Amount of such Allowed Claim in any Class bears to: (a) the aggregate Allowed Amounts of all Allowed Claims of that particular Class; plus (b) the aggregate Face Amounts of all Disputed Claims of that particular Class, as reduced from time to time as and to the extent that the Allowed Amounts, if any, of such Disputed Claims are determined.

                  2.1.78. "PURCHASED ASSETS" means those assets of Debtor sold to OWRS pursuant to the Debtor's Motion For Order Pursuant to 11 U.S.C. Sections 105(a), 363, 365 And 1146(c) And Fed. R. Bankr. P. 2002, 6004 And 6006 (A)
Approving Asset Purchase Agreement; (B) Authorizing Sale And Transfer Of Assets To Open Wheel Racing Series LLC Or To Another Highest Or Otherwise Best Bidder; And (C) Authorizing Assumption And Assignment Of Certain Executory Contracts And Leases (the "Sale Motion"), and the Sale Order, and the Asset Purchase Agreement (the "APA").

                  2.1.79. "REJECTION DAMAGE CLAIM BAR DATE" means the date 30 days from the Confirmation Date.

                  2.1.80. "REMAINING ESTATE ASSETS" means as of the Transfer Date all Estate Assets including but not limited to the New Stock Consideration, the Reserve Funds, all of the Estate's accounts receivable and proceeds thereof, and all of the Estate's right of action and causes of action (including all Avoidance Actions and claims of the Estate against 88 Corp. included as part of the 88 Corp. Litigation), excluding, however (a) Debtor's Membership in ACCUS;
(b) Debtor's Software Licenses; and (c) the amount of Cash distributed by Debtor as part of the Initial Distribution.

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                  2.1.81.  "RESERVE FUNDS" means, collectively, the Contested
Administrative Claim Reserve, the Contested Unsecured Claim Reserve, the Professional Fee Reserve and the Unclaimed Distribution Reserve.

                  2.1.82. "RETAINED ASSETS" means the assets retained by the Debtor following the transfer of Remaining Estate Assets to the CART Liquidation Trust on the Transfer Date, consisting only of Debtor's Membership in ACCUS and the Software Licenses.

                  2.1.83. "SALE ORDER" means the Order of the Bankruptcy Court dated February 2, 2004 authorizing the sale of substantially all of the Debtor's assets to OWRS.

                  2.1.84. "SANCTIONING AGREEMENT" means the Sanctioning Agreement executed between Debtor and CCWS and approved by the Bankruptcy Court on April 12, 2004, whereby Debtor will provide sanctioning authority for certain CCWS events.

                  2.1.85. "SANCTIONING AGREEMENT PAYMENTS" means all amounts paid on or before the Transfer Date by CCWS to Debtor under the Sanctioning Agreement.

                  2.1.86. "SCHEDULED CLAIM AMOUNT" means the amount of the Claim of a Creditor, as of the Petition Date, listed on the schedule of liabilities filed by the Debtors pursuant to Section 521(1) of the Bankruptcy Code and Bankruptcy Rule 3003(b), and not characterized therein as disputed, contingent or unliquidated.

                  2.1.87. "SECURED CLAIM" means any Claim against the Debtor to the extent such Claim constitutes a Secured Claim under Sections 506(a) or 1111(b) of the Bankruptcy Code.

                  2.1.88. "SECURED CREDITOR" means any Creditor that holds a Secured Claim.

                  2.1.89.  "SOFTWARE AGREEMENT" [to be supplemented]

                  2.1.90. "SOFTWARE LICENSES" means all of Debtor's rights and obligations in and under the Software Agreement.

                  2.1.91. "SUBORDINATION AGREEMENT" is the Conditional Agreement to Subordinate Parent Claim between the Parent and Debtor, a copy of which is attached hereto as Exhibit "C".

                  2.1.92. "SUBORDINATED CLAIMS" means all claims of Debtor's Parent, that are subordinated to all other Allowed Claims in accordance with the Subordination Agreement.

                  2.1.93. "TAXES" means all taxes, charges, fees, levies or other assessments by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, use and occupancy, business privilege, net profits, occupation and withholding taxes, including any interest, penalties or additions attributable to or imposed on or with respect to such taxes, charges, fees, levies or other assessments.

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                  2.1.94.  "TRANSFER DATE" means the date selected by Debtor on or promptly after the Initial Distribution Date that all Remaining Estate Assets are transferred by Debtor to the CART Liquidation Trust and the New Stock is issued by Debtor and transferred to CCWS.

                  2.1.95. "TRUST ADMINISTRATIVE EXPENSES" means expenses of the Liquidation Trust incurred on or after the Transfer Date including, without limitation, the professional fees and costs incurred by the Liquidation Trustee related to objections to Claims, sale and disposition of Estate Assets, and litigation or other resolution of any and all Contested matters.

                  2.1.96. "TRUST ADMINISTRATIVE EXPENSE FUND" means the fund established by the Liquidation Trustee from time to time to satisfy existing or anticipated Trust Administrative Expenses.

                  2.1.97. "TRUST ASSETS" means the Remaining Estate Assets and other Assets transferred by Debtor to the Liquidation Trust and all products or proceeds thereof. Trust Assets will not lose their character as Assets of the Debtor's Estate under Bankruptcy Code Section 541 by virtue of the transfer of such Assets to the Liquidation Trust.

                  2.1.98. "UNCLAIMED PROPERTY" means any distributions to Creditors under the Plan that are unclaimed one hundred twenty (120) days following the date of such distribution to Creditors under the Plan.

                  2.1.99. "UNSECURED CREDITOR" means any Creditor that holds a General Unsecured Claim.

         2.2.     INTERPRETATION

                  Unless otherwise specified, all section, article and exhibit references in the Plan are to the respective section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.

                                   ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         3.1. CLAIMS AND EQUITY INTERESTS. The Plan classifies the Claims against and the Equity Interests in the Debtor, and such Claims and Equity Interests shall be bound by the provisions of this Plan and are hereby designated as the following Classes:

                  3.1.01.  CLASS 1. Priority Claims.

                  3.1.02.  CLASS 2. The Secured Claim of TLC Auto Collision LLC

                  3.1.03.  CLASS 3. General Unsecured Claims.

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                  3.1.04.  CLASS 4. The Subordinated Claim.

                  3.1.05.  CLASS 5. The Old Stock.

         3.2. TREATMENT OF IMPAIRED CLASSES. All holders of Allowed Claims in Impaired Classes shall receive Distributions as set forth in this Section 3.2 on account of and in complete satisfaction of all such Allowed Claims, and any rights and security interests held or asserted on account of such Allowed Claims. Such Distributions shall be made to holders of Allowed Claims on the Distribution Dates appropriate for such Allowed Claim.

                  3.2.01. CLASS 1. This Class consists of the Priority Claims, including Priority Wage Claims entitled to priority under Section 507(a)(3) of the Bankruptcy Code, Priority Employment Benefit Claims entitled to priority under Section 507(a)(4) of the Bankruptcy Code and Priority Tax Claims entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

                           a.       PRIORITY CLAIMS. Each holder of an Allowed
Priority Claim shall be paid in full, but without interest, on the First Distribution Date from Available Cash.

                           b.       CLASS 1 IS IMPAIRED UNDER THE PLAN.

                  3.2.02. CLASS 2. This Class consists of the Secured Claim of TLC Auto Collision in the amount of $6,369.90.

                           a.       SECURED CLAIM. The Secured Claim of TLC Auto
Collision shall be Allowed in the amount of $6,369.90 and paid in full on the First Distribution Date, but without interest, from Available Cash.

                           b.       CLASS 2 IS IMPAIRED UNDER THE PLAN.

                  3.2.03. CLASS 3. This Class consists of the General Unsecured Claims.

                           a.       GENERAL UNSECURED CLAIMS. Each holder of an
Allowed Class 3 Claim shall be entitled to receive, after payment of Classes 1 and 2 Allowed Claims in full, a Pro-Rata Distribution of the Available Cash on the First Distribution Date and the Available Cash on each subsequent Distribution Date until such Allowed Class 3 Claim is satisfied.

                           b.       CLASS 3 IS IMPAIRED UNDER THE PLAN.

                  3.2.04.  CLASS 4. This Class consists of the Subordinated
Claim.

                           a.       THE SUBORDINATED CLAIM. In accordance with
the Subordinated Agreement, no distribution will be made to the Parent with respect to the Subordinated Claim, unless all Allowed Claims in all other Classes (except Class 5) have been satisfied in full.

                           b.       CLASS 4 IS IMPAIRED UNDER THE PLAN.

                  3.2.05.  CLASS 5. This Class consists of the Old Stock.

                           a.       TREATMENT OF THE OLD STOCK. The Old Stock
will be cancelled as of the Effective Date as provided in Section 6.4.01 and no Distribution will be made with respect to the Interest in Debtor represented by the Old Stock.

                           b.       CLASS 5 IS IMPAIRED UNDER THE PLAN.

         3.3.     ADMINISTRATIVE CLAIMS.

                  3.3.01. GENERAL ADMINISTRATIVE CLAIMS. The aggregate amount of all Contested Administrative Claims as of the First Distribution Date shall be set aside by the Debtor in the Contested Administrative Claim Reserve. Contested Administrative Claims that are thereafter Allowed shall be paid from the Contested Administrative Claim Reserve. Such payment shall be made as and when authorized by a Final Order. To the extent that an Administrative Claim is Allowed and paid for an amount less than the amount reserved therefore, the excess funds in the Contested Administrative Claims Reserve shall be made available for distribution by the Liquidation Trustee in accordance with this Plan.

                  3.3.02. PROFESSIONAL FEES AND EXPENSES. Any entity retained and requesting compensation pursuant to Sections 327, 328, 330, or 331 of the Bankruptcy Code shall be entitled to file an application for allowance of compensation and reimbursement of expenses for time expended and expenses incurred from and after the Petition Date, and through the Confirmation Date, not later than the thirtieth (30) day after the Confirmation Date. The aggregate amount of sums claimed in such application by the Professional Persons shall be set aside and reserved in the Professional Fee Reserve, subject to the consideration of such applications by the Bankruptcy Court and shall be paid as and when and with respect to the amount approved by the Bankruptcy Court. Professional fees and expenses incurred after the Confirmation Date payable by the Estate shall be paid in accordance with Article IX of the Plan. To the extent that any funds remain in the Professional Fee Reserve after payment of all pre-Confirmation professional fees allowed by Final Order, such remaining funds shall be distributed by the Liquidation Trustee in accordance with this Plan.

                                   ARTICLE IV

                               VOTING ON THE PLAN

         4.1. CLASSES ENTITLED TO VOTE. The holders of Class 1, 2, 3, 4 and 5 Claims are Impaired. Holders of Allowed Claims in Classes 1, 2 and 3 will receive Distributions under the Plan and the Holder of the Allowed Claim in Class 4 may receive one or more Distributions under the Plan and therefore all such Holders of Claims are entitled to vote by casting a Ballot (in the manner described on the Ballot) to accept or reject the Plan. The Holder of Interests in Class 5 will receive no Distributions under the Plan and is deemed to reject the Plan.

         4.2. CLASS ACCEPTANCE REQUIREMENT. A Class shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in amount and more than one half (1/2) in number of the Allowed Claims of the Class that have voted on the Plan.

         4.3. CRAMDOWN. In the event that any Impaired Class of Claims shall fail to accept the Plan in accordance with Section 1129(a) of the Bankruptcy Code, the Debtor hereby requests that the Court confirm the Plan in accordance with the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

                                    ARTICLE V

                           IMPLEMENTATION OF THE PLAN

         5.1.     INITIAL DISTRIBUTION AND TRANSFER OF THE REMAINING ESTATE
ASSETS

                  5.1.01. INITIAL DISTRIBUTION. On the Initial Distribution Date, the Debtor shall make Distributions from Available Cash with respect to all Allowed Claims that are or were Allowed as of the Effective Date (the "Initial Distribution").

                  5.1.02. TRANSFER DATE. On the Transfer Date, Debtor shall transfer and assign to the CART Liquidation Trust all Remaining Estate Assets. Thereafter, the Estate shall consist of the CART Liquidation Trust and the Assets thereof.

                  5.1.03. TRANSFER TAXES. The Initial Distribution, any subsequent Distribution, the transfers made on the Transfer Date and any other transfer of Estate Assets or any portion(s) of Estate Assets pursuant to the Plan shall constitute a "transfer under a plan" within the purview of Section 1146(c) of the Bankruptcy Code and shall not be subject to transfer, stamp or similar Taxes.

         5.2.     THE CART LIQUIDATION TRUST.

                  5.2.01. CREATION OF THE CART LIQUIDATION TRUST. This Plan shall be implemented by the establishment of the CART Liquidation Trust for the sole purpose of holding, liquidating and distributing the Remaining Estate Assets to the holders of the Allowed Claims in an orderly and timely fashion. This includes prosecution and resolution of any and all Avoidance Actions, the Estate's Claims Against 88 Corp., and other accounts receivable and causes of action of the Debtor transferred to the CART Liquidation Trust as part of the Remaining Estate Assets.

                  5.2.02. TRANSFERS TO THE CART LIQUIDATION TRUST. The Confirmation Order shall appoint and authorize the Debtor to execute and deliver the Liquidation Trust Agreement and any and all documents, instruments and agreements necessary to carry out the provisions of this Plan, to create the CART Liquidation Trust, and to transfer all Remaining Estate Assets to the CART Liquidation Trust on the Transfer Date free and clear of all Claims and liens and contractually imposed restrictions, except for any lien provided for in this Plan and in the Liquidation Trust Agreement. All of the Remaining Estate Assets (after the Initial Distribution) shall be administered by and through the Liquidation Trustee on behalf of the holders of Allowed Claims pursuant to the terms of this Plan.

         5.3.     THE ROLE OF THE CREDITORS' COMMITTEE AND THE PARENT

                  5.3.01. DUTIES AND RIGHTS OF THE CREDITORS' COMMITTEE AND THE PARENT WITH RESPECT TO THE CART LIQUIDATION TRUST.

                  The duties of the Creditors' Committee and the Parent shall include:

                           a.       monitoring the activities of the Liquidation
Trustee (including objections to and the resolution of Claims);

                           b.       monitoring any sale by the Liquidation
Trustee of any of the Remaining Estate Assets and reviewing and approving such sales;

                           c.       reviewing, advising, and approving the
prosecution and settlement of all adversary proceedings or contested matters proposed or undertaken by the Liquidation Trustee, including such proceedings with respect to Avoidance Actions or the 88 Corp. Litigation;

                           d.       monitoring and approving the Distributions
under the Plan;

                           e.       monitoring objections to Claims and other
actions taken by the Liquidation Trustee to cause Claims to become Allowed or Disallowed;

                           f.       reviewing and approving the Liquidation
Trustee's retention of professionals;

                           g.       reviewing and approving any proposed
post-Confirmation modifications to the Plan;

                           h.       reviewing and approving compensation and
professional fee and reimbursement requests; and

                           i.       performing such other duties that may be
necessary and proper to effectuate the purposes of the Plan.

                  5.3.02. CREDITORS' COMMITTEE AND PARENT'S LIMITATION OF LIABILITY. Subsequent to the Transfer Date, neither the Creditors' Committee or the Parent, nor any of their members, designees, counsel, accountants or other professionals, or any duly designated agents or representatives of the Creditors' Committee or the Parent, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Creditors' Committee or the Parent, nor shall any member or representative be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Creditors' Committee or a representative of the Parent, other than acts or omissions resulting from such member's or representative's willful misconduct or fraud.

         5.4.     THE SERVICE AND DUTIES OF THE LIQUIDATION TRUSTEE

                  5.4.01. THE LIQUIDATION TRUSTEE. From and after the Transfer Date, Thomas L. Carter shall serve as the Liquidation Trustee, and as of the Transfer Date the Liquidation Trustee shall have the rights and powers set forth herein in order to carry out and implement the purposes and intent of the Plan. The Liquidation Trustee shall endeavor to collect and liquidate all Remaining Estate Assets and close the CART Liquidation Trust in a reasonably expeditious manner, but also in the best interests of the Creditors. The work of the Liquidation Trustee shall be monitored by the Creditors' Committee and the Parent consistent with the provisions of this Article V.

                  5.4.02. BOND. The Liquidation Trustee shall not be required to secure performance as trustee by posting a bond or otherwise, unless otherwise required by an Order. If the Bankruptcy Court so orders, the Creditors' Committee, in its sole discretion, shall establish the value of the non-Cash Remaining Estate Assets for purposes of determining the amount of any bond.

                  5.4.03. TITLE. After the Transfer Date, the legal title to all Remaining Estate Assets shall be vested in the Liquidation Trust. Upon creation of the Liquidation Trust, the holders of Claims against the Debtor will have the beneficial interest in all Trust Assets to the extent of their rights provided by this Plan.

                  5.4.04. GENERAL POWERS. Except as otherwise provided in this Plan, the Liquidation Trustee shall have, without prior or further Court approval rights, powers, and duties of the Debtor as debtor-in-possession and "trustee" under the Bankruptcy Code and such powers and authority necessary to fulfill the purpose of the Liquidation Trust set forth in Article V hereof, including, but not limited to, the following:

                           a.       to object to and resolve Claims;

                           b.       to prosecute and defend all actions
affecting the Liquidation Trust and to compromise or settle any suits, claims, or demands, or waive or release any rights relating to the Liquidation Trust as provided herein, including without limitation prosecuting any Avoidance Actions and/or the 88 Corp. Litigation;

                           c.       to prosecute, settle, or otherwise resolve
all claims or causes of action that are Trust Assets and Disputed Claims and to deposit any proceeds therefrom in the Liquidation Trust for distribution pursuant to the provisions of this Plan;

                           d.       to make any Permitted Investments;

                           e.       to make Distributions as set forth in this
Plan;

                           f.       to pay post-confirmation administrative
expenses for which the Estate is liable under this Plan; and

                           g.       to otherwise engage in all acts that would
constitute ordinary course of business in performing the obligations of a trustee under a trust of this type.

                           h.       Specifically, without limitation, subject to
the approval of the Creditors' Committee and the Parent, the Liquidation Trustee shall have the power to institute, join or defend actions or declaratory judgments and, consistent with the terms of this Plan, to take such other action and make any terms deemed reasonable, to investigate with respect to and enforce any instruments, contracts, agreements or causes of action related to or being part of the Liquidation Trust, including, without limitation, the right to apply to the Bankruptcy Court for authority to conduct examinations and require production of documents pursuant to rule 2004 of the Bankruptcy Code. No further Order shall be required for the Liquidation Trustee to lawfully convey title to any of the Trust Assets.

                  5.4.05. LIQUIDATION OF THE TRUST ASSETS. The Liquidation Trustee shall take all actions necessary and appropriate to liquidate all of the Trust Assets. The sale of any Trust Assets shall be free and clear of any and all liens, claims, interests and encumbrances pursuant to Section 363(f) of the Bankruptcy Code. The proceeds from the liquidation of such Trust Assets will be distributed according to the terms of the Plan.

                  5.4.06. LIMITATION ON THE LIQUIDATION TRUSTEE'S POWERS. The Liquidation Trustee may invest and reinvest all funds held by the Liquidation Trust (subject to Distribution requirements set forth herein) in Permitted Investments which are designed to provide a reasonable return to the CART Liquidation Trust and are consistent with the liquidity requirements for payment of post-confirmation administrative expenses and making of Distributions. The Liquidation Trustee shall not be responsible, and shall have no liability whatsoever, to the holders of Claims or any other Person for any loss to the Liquidation Trust, or the amount of interest thereon, resulting from the investment thereof in such Permitted Investments. The Liquidation Trustee shall not invest any funds in a security or instrument that does not constitute a Permitted Investment or take any action that may cause the Liquidation Trust to become subject to the provisions of the Investment Company Act of 1940, as amended.

                  5.4.07. SELECTION OF AGENTS AND PROFESSIONALS. After providing the Committee and the Parent with reasonable notice, the Liquidation Trustee may select and employ legal counsel, accountants, financial advisors, consultants and other agents (including those previously retained by the Debtor) which are necessary to assist the Liquidation Trustee in the performance of its duties. The Liquidating Trustee shall provide the Committee and the Parent with the scope and nature of any such employment and the proposed budget for such employment. The fees and expenses of such professionals, subject to review and approval by the Committee and the Parent, shall constitute Trust Administrative Expenses and shall be paid from the Trust Administrative Expense Fund upon the monthly submission of bills to the Creditors' Committee and the Parent. If no objection to payment is received within five (5) Business Days following delivery of any bill, the bill shall be paid by the Liquidation Trustee. If there is a dispute as to the amount of any bill which is not resolved, such dispute shall be submitted to the Bankruptcy Court for a determination of its reasonableness. The uncontested portion of each bill shall be paid on or about the sixth Business Day after delivery.

                  5.4.08. TRUST ACCOUNTS. The Liquidation Trustee may maintain such accounts as necessary at any banks or financial institutions organized under the laws of the United States of America or any state thereof, as he may, in his discretion, select in accordance with Section 345(a) of the Bankruptcy Code.

                  5.4.09. SETTLEMENT OF CLAIMS. Subject to the approval of the Creditors' Committee and the Parent, the Liquidation Trustee shall have the power to compromise or settle Disputed Claims and all claims or causes of action that are part of the Remaining Estate without further order of the Bankruptcy Court, unless such matters are presently subject to a pending, contested matter or adversary proceeding before the Bankruptcy Court, or other court of competent jurisdiction.

                  5.4.10. PAYMENT OF TRUST ADMINISTRATIVE EXPENSES/RESERVE OF FUNDS. The Liquidation Trustee shall pay all Trust Administrative Expenses such as Trust Administrative Expenses are incurred in the ordinary course of administering the Liquidation Trust, including, but not limited to, (i) any fees of the Liquidation Trustee provided for in Section 5.5 and (ii) any fees of professionals retained by the Liquidation Trustee provided for in Section
5.4.11. To the extent that the Trust Administrative Expense Fund is depleted, the Liquidation Trustee may, in his discretion, use proceeds of the Avoidance Actions and/or the Asset Sale Proceeds and Estate Assets to pay such Trust Administrative Expenses.

                  5.4.11. RELIANCE ON AGENTS AND PROFESSIONALS. The Liquidation Trustee may rely upon agents and professionals retained in good faith and in the exercise of reasonable judgment. The Liquidation Trustee shall have no liability or responsibility in acting upon the advice of such agents and professionals unless it shall be proved that such reliance constituted willful misconduct or gross negligence.

                  5.4.12.  RELIANCE ON DOCUMENTS.

                           The Liquidation Trustee:

                           a.       may rely and shall be protected in acting
upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, and other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties; and

                           b.       shall have no liability or responsibility
with respect to the form, execution, or validity thereof and no duty to inquire as to the identity, authority, or rights of the persons so signing or presenting.

         5.5. COMPENSATION OF THE LIQUIDATION TRUSTEE. Subject to periodic review and approval by the Bankruptcy Court as specified in the Liquidation Trust Agreement, the Liquidation Trustee is authorized to pay himself $100.00 per hour as compensation for his services from the Trust Assets and reimburse himself for reasonable costs and expenses reasonably incurred in the performance of his duties as Liquidation Trustee.

         5.6.     LIMITATION OF LIABILITY AND INDEMNIFICATION OF LIQUIDATION
TRUSTEE.

                  5.6.01. STANDARD OF CARE. The Liquidation Trustee shall exercise the rights and powers vested by this Plan and use the same degree of care and skill in performing the duties of the Liquidation Trustee as a prudent Person would exercise or use under the circumstances in the conduct of that Person's own affairs. Notwithstanding the foregoing, the Liquidation Trustee shall only be liable for damage caused to the Estate proximately caused by his gross negligence, or willful misconduct, except as otherwise provided herein.

                  5.6.02. NO LIABILITY FOR ACTS OF PREDECESSOR. In the event that a successor Liquidation Trustee is appointed, such successor Liquidation Trustee shall not be in any way responsible for the acts or omissions of any Liquidation Trustee in office prior to the date on which such successor becomes a Liquidation Trustee, unless a successor Liquidation Trustee expressly assumes such responsibility.

                  5.6.03. NO IMPLIED OBLIGATIONS. The Liquidation Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein.

                  5.6.04. NO PERSONAL OBLIGATION. None of the provisions hereof shall require the Liquidation Trustee to expend or risk his own personal funds or otherwise incur personal financial liability or expense in the performance of his duties hereunder. Persons dealing with the Liquidation Trustee or Persons seeking to assert claims against him shall look only to the Estate Assets to the extent permitted by this Plan or applicable law, to satisfy any liability incurred by the Liquidation Trustee to such Person in carrying out the terms of the CART Liquidation Trust, and the Liquidation Trustee shall have no personal or individual obligation to satisfy any such liability.

                  5.6.05. INDEMNIFICATION. The Liquidation Trustee shall be indemnified by and receive reimbursement from the CART Liquidation Trust against and from any and all losses, claims, damages, and expenses (including, without limitation, any fees of counsel or other expenses incurred in defense or investigation of actions or proceedings in respect thereof) which he may incur in the exercise and performance of any of his powers and duties under this Plan except to the extent such losses, claims, damages and expenses were caused by the gross negligence or willful misconduct of the Liquidation Trustee.

         5.7.     REMOVAL OF LIQUIDATION TRUSTEE.

                  The Liquidation Trustee may be removed

                           a.       with or without cause by the unanimous vote
of the Committee and the Parent; or

                           b.       for cause shown upon application to a court
of competent jurisdiction by any Holder of an Allowed Claim.

                  The Liquidation Trustee shall continue to serve as the Liquidation Trustee after his removal and until the appointment of a successor Liquidation Trustee shall become effective, unless otherwise ordered by such court.

                  If the Liquidation Trustee is removed for "cause," as that term is hereinafter defined, he shall not be entitled to any accrued but unpaid fees, reimbursements, or other compensation under this Plan or otherwise. For purposes of this Plan, the term "cause" shall mean the Liquidation Trustee's gross negligence or willful misconduct in performing his duties under this Plan.

                  If the Liquidation Trustee is removed:

                           a.       without cause;

                           b.       by virtue of his inability to perform his
duties under this Plan due to illness or other physical or mental disability;

                           c.       following the liquidation of all or
substantially all of the Estate Assets; or

                           d.       for any reason whatsoever other than for
"cause,"

the Liquidation Trustee shall be entitled to all accrued and unpaid fees, reimbursements and other compensation, to the extent incurred or arising or relating to events occurring before such removal.

         5.8. RESIGNATION. The Liquidation Trustee may resign by an instrument in writing signed by him and (i) forwarded to each member of the Creditors' Committee and to the Parent, and (ii) filed with the Bankruptcy Court, or any other court of competent jurisdiction; provided that the Liquidation Trustee shall continue to serve as the Liquidation Trustee after his resignation until the appointment of a successor Liquidation Trustee shall become effective in accordance with Section 5.8 hereof or as otherwise provided by court order.

         5.9. APPOINTMENT OF SUCCESSOR LIQUIDATION TRUSTEE. In the event of the death, resignation, incompetence, total disability, or removal of the Liquidation Trustee, the Creditors' Committee and the Parent, together, may appoint a successor Liquidation Trustee if by unanimous vote, or alternatively, the Bankruptcy Court or any other court of competent jurisdiction shall have the authority to appoint a successor Liquidation Trustee. Such appointment may specify the date on which such appointment shall be effective, such date not exceeding 90 days from the event of death, resignation, incompetence, total disability or removal of the Liquidation Trustee. Every successor Liquidation Trustee appointed hereunder shall execute, acknowledge, and deliver to such court and to the retiring Liquidation Trustee an instrument accepting such appointment and delivery the bond (if required) provided for pursuant to Section
5.4.02 of this Plan; thereupon, the resignation or removal of the retiring Liquidation Trustee shall become effective and such successor Liquidation Trustee without any further act, deed, or conveyance shall become vested with all the rights, powers, trusts and duties of the retiring Liquidation Trustee.

         5.10. TERMINATION OF THE CART LIQUIDATION TRUST. The CART Liquidation Trust shall be terminated upon either of the following events: (i) the liquidation and Distribution of all of the Trust Assets and the distribution of the Asset Sale Proceeds, or (ii) the unanimous determination by the Creditors' Committee and the Parent that the remaining Estate Assets have no value to the creditors of the Estate and no further efforts to liquidate such Estate Assets should be undertaken. Notice of the termination of the CART Liquidation Trust shall be filed with the Bankruptcy Court.

                                   ARTICLE VI

                              EFFECTUATING THE PLAN

         6.1.     FUNDING AND DISBURSEMENTS.

                  6.1.01. NO SEPARATE DISBURSING AGENT. All Distributions under this Plan after the Initial Distribution shall be made from the CART Liquidation Trust by the Liquidation Trustee; no separate Disbursing Agent will be employed. The Liquidation Trustee shall continue in his role until all Trust Assets are liquidated, all Distributions are made and a final decree is entered closing the Chapter 11 Case, whereupon all of the Liquidation Trustee's powers, rights and duties shall terminate. The Liquidation Trustee shall be responsible for filing Post-Confirmation reports with the Court and paying from Trust Assets Post-Confirmation U.S. Trustee's fees and other Trust Administrative Expenses.

                  6.1.02. PAYMENT OF ADMINISTRATIVE CLAIMS THAT HAVE ACCRUED BUT NOT BEEN FILED, FOR WHICH ALLOWANCE IS PENDING AND DISPUTED ADMINISTRATIVE CLAIMS. Funds shall be segregated and reserved on the Effective Date for the payment of the portion of the Administrative Claims for which allowance by the Bankruptcy Court is pending, which have accrued but not been filed as of the Effective Date or which are Disputed Claims. If an Administrative Claim for which allowance is pending or which, as of the Effective Date, has accrued but not yet been filed, becomes an Allowed Administrative Claim, such Claim shall be paid within ten (10) days after, and to the extent that, such pending Administrative Claim becomes an Allowed Administrative Claim. If a portion of an Administrative Claim is a Disputed Claim, the disputed portion of such Administrative Claim shall be paid in full in the same manner as provided in
Section 3.3 with respect to Allowed Administrative Claims within ten (10) days after, and to the extent that, such Disputed Claim becomes an Allowed Administrative Claim. In the event that after payment of Allowed Administrative Claims in full there remains funds, such funds shall be available for distribution to the holders of Allowed Unsecured Claims until such Claims are paid in full.

                  6.1.03. MEANS OF CASH PAYMENT. Cash Payments made pursuant to the Plan shall be in U.S. funds, by check drawn on a domestic bank. Fractional cash payments shall be rounded down to the nearest next whole dollar.

                  6.1.04. DISTRIBUTIONS. The provisions of this Section of the Plan shall be subject to the time limitation provided for in Section 6.1.05 with regard to undeliverable Distributions and to the time limitations provided for in Section 6.1.06 of the Plan with regard to the time limit for cashing checks issued pursuant to the Plan. Distributions and deliveries to holders of Allowed Claims shall be made at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Disbursing Agent has been notified in writing of a change of address). If any Distribution is returned as undeliverable (e.g., "forwarding time expired," "address unknown," etc.), no further

Distributions to such holder shall be made unless and until the Disbursing Agent is timely notified in writing as provided in Section 6.1.06 of such holder's then current address, at which time all missed Distributions shall be made to such holder without interest. All amounts in respect of undeliverable Distributions made by the Disbursing Agent shall be returned to the Disbursing Agent and shall be maintained by the Disbursing Agent in the Unclaimed Distribution Reserve Fund, subject to the provisions of Section 6.1.06 below.

                  6.1.05. DEADLINE TO CLAIM DISTRIBUTIONS. Unless a holder of a Claim for a Distribution which has been returned as provided for in Section
6.1.04 above notifies the Disbursing Agent in writing of such holder's correct address on or before the one hundred and eightieth (180th day following the Distribution Date with respect to such undeliverable Distribution), all undeliverable Distributions shall be added to the existing funds to be distributed to other holders of Claims consistent with the terms of the Plan. In such event, the Claim upon which such Distribution was made shall be deemed waived and the Claim shall be discharged and released in full for all purposes, and the Disbursing Agent shall be under no further obligation to distribute funds of the estate to such holder of a Claim.

                  6.1.06. TIME BAR TO CASH PAYMENTS. Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not cashed within one hundred eighty (180) days of the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim with respect to which such check originally was issued.

                  6.1.07. TRANSACTIONS ON BUSINESS DAYS. If the Distribution Date, or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead incur on the next succeeding Business Day.

         6.2.     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  6.2.01. EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Upon the Effective Date all Executory Contracts and Unexpired Leases which have not otherwise been assigned to CCWS or rejected or assumed by the Debtor prior to the Effective Date are hereby rejected under this Plan.

                  6.2.02. REJECTION DAMAGE CLAIMS. Persons who are parties to Executory Contracts that are rejected and who claim damages by reason of such rejection shall become Class 3 Creditors and shall be treated in the same manner as other Class 3 Creditors. All proofs of Claim for damages for Executory Contracts rejected prior to the Bar Date shall be filed on or before the Bar Date, or shall be forever barred. All proofs of Claim for damages for Executory Contracts rejected pursuant to the Plan shall be filed on or before thirty (30) days after the Confirmation Date.

                  6.2.03. OBJECTIONS TO REJECTION DAMAGE CLAIMS. Objections to proofs of Claim for damages resulting from rejected Executory Contracts may be filed by the Liquidation Trustee with the Bankruptcy Court prior to the later of ninety (90) days after the Transfer Date or sixty

(60) days following the filing of such proofs of Claim for damages. Said objections shall be served upon the holder of the Claim to which such objection is made.

         6.3.     RESOLUTION OF CLAIMS

                  6.3.01. DISPUTED CLAIMS. Distributions shall not be made with respect to any Disputed Claim until an Order, judgment, decree or approval of a settlement agreement with respect to such Claim becomes a Final Order. The CART Liquidation Trust shall establish a Contested Unsecured Claim Reserve upon the availability of funds, by reserving a percentage, as approved by the Committee and the Parent, in cash (the "Reserve Percentage") of the Face Amount of all such Contested Unsecured Claims with respect to General Unsecured Claims, and the full Face Amount of such Claims as to which priority is claimed, unless otherwise ordered with respect to any Claims by virtue of a motion to estimate. The CART Liquidation Trust may modify the Reserve Percentage upon ten days negative notice to: (a) all Persons on the Debtor's service list; and (b) the holders of Claims in the Contested Unsecured Claims reserve. The Liquidation Trustee may eliminate the reserve for any Claim upon its disallowance or other resolution. Distribution with respect to Disputed Claims shall be made within thirty (30) days after an Order, judgment, decree or settlement agreement with respect to such Claims becomes a Final Order.

                  6.3.02. FAILURE TO FILE PROOF OF CLAIM. Any holder of a Claim that did not file a proof of Claim by the Bar Date shall be barred from participating in the Plan or obtaining a distribution hereunder unless the Claim is listed in the Debtor's Schedule of Liabilities and is not designated as contingent, unliquidated or disputed.

         6.4.     EQUITY INTERESTS IN DEBTOR.

                  6.4.01. CANCELLATION OF OLD STOCK, ISSUANCE AND TRANSFER OF NEW STOCK. As of the Effective Date, and in accordance with the Subordination Agreement, the Old Stock will be cancelled. As of the Transfer Date, Debtor shall issue the New Stock. Pursuant to Bankruptcy Code Section 363, Debtor will sell and transfer such New Stock to the New Stock Buyer free and clear of all liens, claims, or encumbrances for the New Stock Consideration.

                  6.4.02. DISCHARGE OF CLAIMS AGAINST AND ONGOING BUSINESS OF DEBTOR. From and after the Transfer Date, the Debtor shall: continue to own the Retained Assets; be owned and operated as a subsidiary of CCWS or such other New Stock Buyer, be discharged and relieved from any and all Claims or obligations arising against Debtor on or prior to the Transfer Date, and shall no longer be subject to the jurisdiction of the Bankruptcy Court.

         6.5.     AVOIDANCE ACTIONS AND RECOVERIES.

                  6.5.01. AVOIDANCE ACTIONS AND OTHER ACTIONS. All Avoidance Actions, all Claims relating to Post-Petition transactions under Section 549 of the Bankruptcy Code, all transfers recoverable under Section 550 of the Bankruptcy Code, all causes of action against any Person on account of indebtedness and any other causes of action in favor of the Debtor (including without limitation such causes of action included as part of the 88 Corp. Litigation) are hereby expressly preserved and retained for enforcement subsequent to the Transfer Date exclusively by the Liquidation Trustee (collectively, the "Preserved Actions"). In the sole discretion of the Liquidation Trustee, any Preserved Action may be pursued by informal demand and/or by the commencement of litigation.

                  6.5.02. RECOVERIES. To the extent that any proceeds are recovered from any Avoidance Action or any other cause of action reserved for prosecution pursuant to the Plan, such proceeds shall be distributed to Creditors in accordance with the terms of the Plan. Neither the Debtor, the Creditors' Committee, the Parent, the Liquidation Trustee, nor their counsel shall have any obligation or duty to review, investigate or prosecute any Avoidance Action.

         6.6. 88 CORP. LITIGATION. Debtor contends that the Estate holds good and valuable claims against 88 Corp. arising out of a sanctioning agreement between Debtor and 88 Corp. dated October 29, 1999 (the "Fontana Agreement") with respect to Champ Car racing events (each an "Event") that the parties agreed would occur at the Fontana California Speedway ("Fontana") during each of the years 2000 through 2004. Debtor and 88 Corp. initially agreed that the 2003 Event would take place on Sunday, November 2, 2003. The Fontana Event was scheduled as the last event of Debtor's 2003 Champ Car racing season. 88 Corp. advised Debtor that it would not allow the 2003 Event to occur as initially agreed, asserting a force majure excuse and refused to offer a reasonable alternative postponement date, effectively canceling the 2003 Event. Debtor also contends that 88 Corp. wrongly cancelled the 2004 Event. Pursuant to the Fontana Agreement, 88 Corp. may be liable to the Estate in an amount of $5.2 million (that is, $2.6 million for each cancelled Event) plus prejudgment interest and attorneys fees expended by the Estate to pursue the Estate's causes of action against 88 Corp. for its breach of the Fontana Agreement. The foregoing generally describes what are referred to herein as the "Estate's Claims Against 88 Corp." The Estate's Claims Against 88 Corp. are more fully described at p. __ of the Disclosure Statement. 88 Corp. and one or more of its affiliates filed a proof of a Claim on March 30, 2004 asserting Claims against the Estates (the "88 Corp. POC"). Also, on January 16, 2004 88 Corp. and one or more of its affiliates filed 88 Corp. And The California Speedway Corporation's Motion To Condition The Debtor's Use Of Property (the "Constructive Trust Motion") asserting that the Court should impose a constructive trust on funds held by the Debtor representing installments of sanction fees paid by 88 Corp. to the Debtor with respect to the 2003 Event. Debtor has opposed and intends to continue to oppose the allowance of the 88 Corp. POC or the granting of the relief requested by the Constructive Trust Motion. The Estate's Claims Against 88 Corp. and the Debtor's opposition to the 88 Corp. POC and the Constructive Trust Motion are collectively referred to herein as the "88 Corp. Litigation". All 88 Corp. Litigation is hereby expressly preserved and retained for enforcement subsequent to the Transfer Date exclusively by the Liquidation Trustee.

                                   ARTICLE VII

             PROCEDURES FOR RESOLVING AND TREATING CONTESTED CLAIMS

         7.1. TIME LIMIT FOR OBJECTIONS TO CLAIMS. To the extent not previously done by the Debtor, objections to Claims shall be filed by the Liquidation Trustee (subject to the approval of the Creditors' Committee and the Parent) with the Court and served on the holder of each of the

Claims to which objections are made not later than ninety (90) days after the Transfer Date, or within such other time period as may be fixed by the Court.

         7.2. PROSECUTION OF OBJECTIONS/CLAIMS. After the Transfer Date, only the Liquidation Trustee (subject to the approval of the Creditors' Committee and the Parent), shall have authority to file, litigate to judgment, settle or withdraw objections to Contested Claims.

         7.3. DISTRIBUTIONS ON PARTIALLY CONTESTED CLAIMS. Distributions under the Plan shall only be made with respect to Allowed Claims, provided, however, that to the extent a Contested Claim is not contested in its entirety, the Debtor (with respect the First Distribution or the Liquidation Trustee) may issue Distributions in accordance with the Plan with respect to any uncontested portion of such Contested Claim.

         7.4. RESERVES FOR PROFESSIONAL FEES AND CONTESTED CLAIMS. On each Distribution Date, there shall be reserved:

                  a.       the Professional Fee Reserve

                  b.       the Contested Administrative Claim Reserve

Cash reserved pursuant to this Section 7.4 shall be set aside, held and maintained by the Liquidation Trustee in these Reserves, for the benefit of the holders of Contested Claims covered by these Reserves, pending resolution of their Contested Claims. Upon any Contested Claim becoming an Allowed Claim in whole or in part, the amount of Cash then due to the Claimant on such Claim shall be paid and distributed to such Claimant on the Distribution Date, subject to and in accordance with the provisions of the Plan. Upon any Contested Claim becoming a Disallowed Claim, in whole or in part, the amount of Cash reserved on account of such Disallowed Claim, or disallowed portion thereof, shall become available for Distribution pursuant to the terms of this Plan, except to the extent determined by the Liquidation Trustee to be necessary to fund Trust Administrative Expenses.

         7.5. DISPUTES REGARDING RIGHTS TO PAYMENTS OR DISTRIBUTIONS. Any other provision of the Plan to the contrary notwithstanding, in the event of any dispute between and among Claimants or other Persons (including the Person or Persons asserting the right to receive the disputed payment or Distribution) as to the right of any Person to receive or retain any payment or Distribution to be made to such Person under the Plan, the Debtor or the Liquidation Trustee may, inter alia, in lieu of making such payment or Distribution to such Person, make it instead into a segregated account, for payment of the Distribution as ordered by a court of competent jurisdiction or as the interested parties to such dispute otherwise agree among themselves.

         7.6. DISTRIBUTIONS FROM CART LIQUIDATION TRUST. From and after the Transfer Date, any and all Distributions shall come from the CART Liquidation Trust, and the Debtor shall have no liability for such Distributions.

                                  ARTICLE VIII

                    RELEASES; STAY; DISCHARGE; BINDING EFFECT

         8.1. RELEASES OF PARENT ET AL.. As of the Effective Date, the Subordination Agreement shall become binding on the Debtor and any and all Successors in Interest (as defined below), the Parent and any and all Releasors (as defined below). As of the Effective Date, in consideration for, among other things, the obligations of the Debtor under the Plan and other agreements or documents to be entered into or delivered in connection with the Plan, (i) the Debtor, the Debtor's Estate, and any and all Successors in Interest; (ii) any Person who votes in favor of the Plan; and (iii) any holder of any Allowed Claim who receives and accepts any Distribution under the Plan (each a "Releasor" and collectively, "Releasors") in each case will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date that such entity has, had or may have against the Parent, and any of the Parent's owners, subsidiaries, affiliates, representatives, partners, officers, directors, shareholders, members, agents, employees and attorneys and all of their respective heirs, executors, predecessors, successors and assigns. As used in this Section 8.1, Successors in Interest includes any chapter 11 or chapter 7 trustee appointed for the Debtor's bankruptcy estate; the Creditors' Committee or any other statutory committee of unsecured creditors appointed in this Chapter 11 Case; any entity appointed for the purpose of liquidating any assets or claims of the Debtor, including but not limited to the CART Liquidation Trust and the Liquidation Trustee; and any other successors to or assigns from the Debtor.

         8.2. NO SUCCESSOR LIABILITY. The New Stock Buyer is not assuming and shall not in any way whatsoever be liable or responsible, as successor or otherwise, for any Claims, liabilities, debts or obligations of Debtor or the Liquidation Trustee.

         8.3. STAY. From and after the Confirmation Date, the stay imposed by Section 362 of the Bankruptcy Code will remain in effect until the Case is closed pursuant to Section 350 of the Bankruptcy Code except as otherwise expressly provided herein.

         8.4. DISCHARGE. Pursuant to Section 1141(d)(1)(A) of the Bankruptcy Code, confirmation of the Plan shall discharge the Debtor from any Claim that arose prior to the Confirmation Date, and any Claim of the type specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of claim is filed or deemed filed, the Claim is Allowed, or the holder of the Claim accepted the Plan. Without limitation of the foregoing, all Distributions after the Initial Distributions shall be made from the CART Liquidation Trust and the Debtor shall have no liability for any such Distributions.

         8.5. LIMITATION OF LIABILITY. Notwithstanding any other provision of the Plan, (i) as of the Effective Date, the following entities shall have no liability for actions taken or omitted to be taken under or in connection with the Plan or in connection with the Chapter 11 Case or the operation or the administration of the Debtor during the Chapter 11 Case other than their willful misconduct or fraud, and (ii) subsequent to the Confirmation Date, the following entities shall have no liability for any actions taken in connection with implementation of the Plan, other than their willful misconduct or fraud:

                  a. Debtor (including the Post-Confirmation Debtor), the Liquidation Trustee and the financial advisors, attorneys and accountants of the Debtor and/or the Liquidation Trustee (but only in such capacities); and

                  b. the Creditors' Committee and the members, financial advisors, attorneys and accountants of the Creditors' Committee (but only in such capacities);

                  c. the Parent and the employees, representatives, financial advisors, attorneys and accountants of the Parent (but only in such capacities contemplated by the Plan) and

                  d. the Persons enumerated in this Section 8.5 shall be indemnified by the CART Liquidation Trust, for any expenses which such Person may incur or to which such Person may become subject in connection with any action brought or threatened against such Person in connection with service with, or on behalf of, the Debtor, the Liquidation Trustee, the Parent, or the Creditors' Committee, except to the extent that such person is determined by a court of competent jurisdiction to have incurred liability as a consequence of willful misconduct or fraud.

         8.6. TITLE TO ASSETS. Except as otherwise provided by the Plan or the Bankruptcy Code, on the Transfer Date, title in and to all of the Remaining Estate Assets shall vest in the CART Liquidation Trust, and title in and to all of the Retained Assets shall vest in the Debtor, pursuant to Sections 1141(b) and (c) of the Bankruptcy Code, free and clear of all Claims and Equity Interests.

         8.7. AVOIDANCE CLAIMS AND RIGHTS OF ACTION. From and after the Confirmation Date, to the extent not otherwise adjudicated or settled prior to or as part of the Plan, all rights and/or claims of the Debtor relating to Avoidance Claims are hereby preserved, transferred to the CART Liquidation Trust, and may be pursued by the Liquidation Trustee. Any recovery realized by the Liquidation Trustee on account of such Avoidance Claims shall be the property of the CART Liquidation Trust and shall be distributed in accordance with the terms of this Plan.

                                   ARTICLE IX

                                REMAINING ISSUES

         9.1.     MISCELLANEOUS.

                  9.1.01. PAYMENT OF U.S. TRUSTEE'S FEES. All fees payable pursuant to 28 U.S.C. Section 1930 shall be paid when due until the closing of the Debtor's case.

                  9.1.02. NO ADMISSION AGAINST INTEREST. Neither the filing of the Plan, the Disclosure Statement, nor any statement contained therein, shall be or be deemed an admission against interest. In the event that the Plan is not consummated, neither the Plan, the Disclosure Statement nor any statement contained therein may be used or relied upon in any manner in any suit, action, proceeding or controversy within or outside the Bankruptcy Court involving the Debtor or its former or present officers, directors or Interest Holders.

                  9.1.03. NO WAIVER. Nothing set forth in the Plan or the Disclosure Statement shall be deemed a waiver or release of any claims, rights or causes of action against any Person other than the Debtor except as set forth in Section 8.1 and 8.2.

                  9.1.04. POST-CONFIRMATION NOTICE. Pursuant to Bankruptcy Rule 2002 and any applicable local Bankruptcy Rules, notice of all post-Confirmation matters for which notice is required to be given shall be deemed sufficient if served upon counsel for the U.S. Trustee's Office, counsel to the Committee, counsel to the Debtor, counsel to the Parent and counsel to the CART Liquidation Trust and all persons on the Debtor's Bankruptcy Rule 2002 service list. With the exception of the Debtor, the Committee and the United States Trustee, any Person desiring to remain on the Debtor's Bankruptcy Rule 2002 service list shall be required to file a request for continued service and to serve such request upon counsel to the Liquidation Trustee, Debtor, the Parent and the Creditors' Committee within thirty (30) days subsequent to the Effective Date. Persons shall be notified of such continued notice requirements in the notice of entry of the Confirmation Order. Persons who do not file a request for continued service shall be removed from the Bankruptcy Rule 2002 service list.

                  9.1.05. SURVIVAL OF THE CREDITORS' COMMITTEE. From and after the Effective Date, and until the Final Distribution Date the Creditors' Committee shall continue in existence to oversee, along with the Parent, the actions of the Liquidation Trustee and to otherwise take any actions necessary in connection with the implementation of the Plan. Members of the Creditors' Committee shall be entitled to reimbursement by the CART Liquidation Trust of their actual reasonable out-of-pocket-expenses upon the filing of a statement requesting such expenses and serving such statement upon the United States Trustee. The professionals retained by the Creditors' Committee shall in such capacity be entitled to receive payment of reasonable compensation and reimbursement of expenses from the CART Liquidation Trust only for services provided to the Creditors' Committee subsequent to the Effective Date with respect to monitoring the implementation of the Plan. The reasonable fees and expenses of the Creditors' Committee's counsel following the Effective Date shall be payable by CART Liquidation Trust upon presentment of a statement for services rendered and for reimbursement of expenses. Should all or any portion of such statement be disputed, and such dispute can not be resolved by the affected parties, the undisputed portion of such statement shall be paid and the disputed portion shall be submitted to the Bankruptcy Court for determination, upon notice only to the professional that submitted such statement. In the event the Bankruptcy Court lacks jurisdiction with respect to such dispute or refuses to hear such dispute, such dispute shall be brought before such other court as has jurisdiction hereof.

                  9.1.06. PLAN MODIFICATION. The Plan may be altered, amended or modified before or after the Confirmation Date in accordance with Section 1127 of the Bankruptcy Code.

                  9.1.07. SETOFF AGAINST CLAIMS. The CART Liquidation Trust and the Debtor may set off against any Claim, and the payments made pursuant to the Plan in respect of such Claim, any claims or causes of action of any nature whatsoever that the Debtor may have against the holder of the Claim, but neither the failure to do so nor the allowance of such Claim shall constitute a waiver or release by the CART Liquidation Trust or the Debtor of any claims, rights or causes of actions against the holder of the Claim. Any payment in respect of a disputed, unliquidated or contingent Claim shall be returned promptly to the CART Liquidation Trust in the event and to the extent such Claims are determined by the Court or any other court of competent jurisdiction not to be Allowed Claims. Confirmation of the Plan shall bar any right of setoff claimed by a Creditor unless such Creditor filed, prior to the Confirmation Date, a motion for relief from the automatic stay seeking the authority to effectuate such a setoff right. All defenses of the CART Liquidation Trust with respect to any such motion are hereby preserved.

                  9.1.08. FURTHER ACTION. The CART Liquidation Trust and the Debtor are authorized to take any action necessary or appropriate to execute the provisions of the Plan.

                  9.1.09. UNCLAIMED PROPERTY. Unclaimed Property shall be deposited in a segregated account established by the CART Liquidation Trust. Such Unclaimed Property shall be held in such account, in trust, for the benefit of the holders of Allowed Claims entitled thereto under the terms of the Plan. For a period of one hundred twenty (120) days following the distribution to Creditors under the Plan, Unclaimed Property: (a) shall be held in such segregated account solely for the benefit of such holder or holders which have failed to claim such Unclaimed Property; and (b) shall be released from such segregated account and delivered to the holder entitled thereto upon presentation of proper proof by such holder of its entitlement thereto. After expiration of one hundred and twenty (120) days, the holders of Allowed Claims theretofore entitled to such Unclaimed Property shall cease to be entitled thereto, and such Claims of the Unclaimed Property shall be deemed disallowed in their entirety and the funds shall be redistributed to the other holders of Allowed Claims in order of priority in accordance with the terms of this Plan. Such funds shall not be subject to the escheat laws of any state.

                  9.1.10. ADMINISTRATIVE CLAIMS BAR DATE. Any and all applications for the request for the final allowance of Administrative Claims incurred by professionals employed pursuant to Sections 327 and 1103 of the Bankruptcy Code shall be filed with the Bankruptcy Court and served upon counsel to the Debtor and the CART Liquidation Trust on or before the date which is sixty (60) days after the Effective Date. Failure to file and serve timely such applications or requests shall result in the disallowance of such Administrative Claims and such Administrative Claims shall be barred forever.

                  9.1.11. EXCULPATION. The Debtor and the CART Liquidation Trust and their respective attorneys, financial advisors and agents, the Parent and its employees, representatives, financial advisors and agents, the Creditors' Committee and its present and former members and their respective attorneys and financial advisors and agents shall not have, nor shall they incur, any liability to any Creditor or Interest holder or to any other Person for any act or omission in connection with or arising out of the Chapter 11 Case or out of their administration of the Plan or property of the Debtor's estate or the amounts to be distributed under the Plan except for their own recklessness or willful misconduct, and in all respects they shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                  9.1.12. DEBTOR'S AND LIQUIDATION TRUSTEE'S EMPLOYMENT OF PROFESSIONALS AND FEES. The Debtor shall continue to retain Baker & Daniels as its counsel subsequent to the Effective Date solely to effect an orderly transition to CART Liquidation Trust of the matters vesting in the CART Liquidation Trust. Such professionals to the Debtor shall be paid their reasonable fees and expenses without the necessity of further, Order of the Bankruptcy Court allowing such fees and expenses. The reasonable fees and expenses of the Debtor's counsel following the Effective Date shall be payable by the CART Liquidation Trust upon presentment of a statement for services rendered and for reimbursement of expenses. Should all or any portion of such statement be disputed, and such dispute can not be resolved by the affected parties, the undisputed portion of such statement shall be paid and the disputed portion shall be submitted to the Bankruptcy Court for determination, upon notice only to the professional that submitted such statement. In the event the Bankruptcy Court lacks jurisdiction with respect to such dispute or refuses to hear such dispute, such dispute shall be brought before such other court as has jurisdiction thereof. Notwithstanding the foregoing, fees and expenses paid to professionals for the Debtor and attributable to any period prior to the Effective Date shall continue to be subject to, approval by the Bankruptcy Court to the extent required by the Bankruptcy Code, the Bankruptcy Rules, the Cash Collateral Stipulation and other applicable orders. The Liquidation Trustee may employ Baker & Daniels as counsel for the CART Liquidation Trust to be compensated from Trust Assets as provided in Article 5.

         9.2.     RETENTION OF JURISDICTION.

                  9.2.01. IN GENERAL. The Bankruptcy Court shall retain jurisdiction over the Debtor's Chapter 11 Case for the following purposes:

                           a.       To determine the extent, validity and amount
of any and all Claims and Disputed Claims, whether secured or unsecured.

                           b.       To determine any and all applications for
compensation through the Effective Date or thereafter only as required pursuant to the Plan.

                           c.       To determine any and all: (i) causes of
action brought by the CART Liquidation Trust or the Debtor against third Persons; (ii) adversary proceedings; and (iii) contested matters.

                           d.       To determine any motions for assumption or
rejection of Executory Contracts and the allowance of any Claims resulting from the rejection of Executory Contracts.

                           e.       To effectuate, interpret, and enforce the
provisions of the Plan.

                           f.       To correct any defect, cure any omission or
reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan.

                           g.       To determine such other matters as may be
provided for. in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code.

         9.3.     COMPLIANCE.

                  9.3.01. COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, the Liquidation Trustee shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all Distributions hereunder shall be subject to such withholding and reporting requirements.

                  9.3.02. COMPLIANCE WITH ALL APPLICABLE LAWS. If notified by any governmental authority that it is in violation of any applicable law, rule, regulation, or order of such governmental authority relating to its businesses, the Debtor shall comply with such law, rule, regulation, or order; provided that nothing contained herein shall require such compliance by the Debtor if the legality or applicability of any such requirement is being contested in good faith in appropriate proceedings by the Debtor, and, if and where appropriate, an adequate reserve has been set aside on the books of Debtor.

                                    ARTICLE X

                            REQUEST FOR CONFIRMATION

         10.1. REQUEST FOR CONFIRMATION. The Debtor respectfully requests confirmation of the Plan in accordance with Section 1129(a) and/or Section 1129(b) of the Bankruptcy Code.

                  IN WITNESS WHEREOF, Debtor has executed this Plan this _____ day of June, 2004.

                                          CART, INC.

                                          By:___________________________________
                                          Its:__________________________________

                                    EXHIBIT A

[Liquidation Trust Agreement: To be supplemented]

                                    EXHIBIT B

[Ballot: To be supplemented]

                                    EXHIBIT C

[Subordination Agreement: To be supplemented]

                      IN THE UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF INDIANA
                              INDIANAPOLIS DIVISION

In re:                                  )     Chapter 11
                                        )
CART, Inc.,                             )     Case No. 03-23385 (FJO)
                                        )
             Debtor.                    )
                                        )

                            DISCLOSURE STATEMENT FOR
                          CHAPTER 11 PLAN OF CART, INC.

                                        BAKER & DANIELS
                                        James M. Carr (#3128-49)
                                        300 North Meridian Street, Suite 2700
                                        Indianapolis, IN 46204
                                        Telephone: (317) 237-0300
                                        Facsimile: (317) 237-1000

                                        Counsel to CART, Inc.

Dated: ____________, 2004

                  THIS IS A SOLICITATION BY THE DEBTOR IN THIS CHAPTER 11 CASE, AND IS NOT A SOLICITATION BY ITS ATTORNEYS, FINANCIAL ADVISORS OR OTHER PROFESSIONAL ADVISORS. INFORMATION CONTAINED HEREIN HAS NOT BEEN SUBJECT TO A CERTIFIED AUDIT.

THIS PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION UNDER BANKRUPTCY CODE SECTION 1125(B) FOR USE IN THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE CHAPTER 11 PLAN DESCRIBED HEREIN. THE FILING AND DISSEMINATION OF THIS DISCLOSURE STATEMENT ARE NOT INTENDED TO BE, NOR SHOULD BE CONSTRUED AS, A SOLICITATION OF VOTES ON THE PLAN. VOTES ON THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT. THE DEBTOR RESERVES ITS RIGHT TO AMEND OR SUPPLANT THIS PROPOSED DISCLOSURE STATEMENT AT OR BEFORE THE HEARING TO CONSIDER THIS DISCLOSURE STATEMENT.

                     [Remainder of page intentionally blank]

                      IN THE UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF INDIANA
                              INDIANAPOLIS DIVISION

In re:                                  )     Chapter 11
                                        )
CART, Inc.,                             )     Case No. 03-23385 (FJO)
                                        )
             Debtor.                    )
                                        )

                            DISCLOSURE STATEMENT FOR
                          CHAPTER 11 PLAN OF CART, INC.

                                    ARTICLE I

                                  INTRODUCTION

         1.1.     PURPOSE OF THIS DISCLOSURE STATEMENT.

                  The above-captioned debtor and debtor in possession (the "Debtor" or "CART") provides this Disclosure Statement (the "Disclosure Statement") to the Office of the United States Trustee, the Securities and Exchange Commission and to all of the Debtor's known Creditors and Interest Holders pursuant to Section 1125(b) of Title 11 of the United States Code (the "Bankruptcy Code") for the purpose of soliciting acceptances of CART's Chapter 11 Plan (the "Plan"), which has been filed with the United States Bankruptcy Court for the Southern District of Indiana (the "Bankruptcy Court"). By Order dated ____ 2004, this Disclosure Statement was approved by the Bankruptcy Court as containing "adequate information" under Section 1125 of the Bankruptcy Code.

                  Debtor strongly urges you to read this Disclosure Statement because it contains a summary of the Plan and important information concerning Debtor's history, operations, and current status. The Disclosure Statement also provides information as to alternatives to the Plan. A copy of the Plan accompanies this Disclosure Statement as a separate document and is attached as
Exhibit 1.

                  PLEASE NOTE THAT MUCH OF THE INFORMATION CONTAINED HEREIN HAS BEEN TAKEN, IN WHOLE OR IN PART, FROM INFORMATION CONTAINED IN DEBTOR'S BOOKS AND RECORDS. ALTHOUGH DEBTOR HAS ATTEMPTED TO BE ACCURATE IN ALL MATERIAL RESPECTS, IT IS UNABLE TO WARRANT OR REPRESENT THAT ALL OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS WITHOUT ERROR.

                  Unless otherwise defined herein, capitalized terms contained in this Disclosure Statement shall have the same meanings as ascribed to them in the Plan. All capitalized terms used in this Disclosure Statement and not defined herein or in the Plan, but that are defined in the

Bankruptcy Code, shall have the respective meanings ascribed to them in the Bankruptcy Code. All capitalized terms used in this Disclosure Statement and not defined herein, in the Plan or in the Bankruptcy Code, but that are defined in the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules" or "Bankruptcy Rule") shall have the meanings ascribed to them in the Bankruptcy Rules. Holders of Claims or Interests receiving this Disclosure Statement should carefully review the Plan in conjunction with their review of this Disclosure Statement.

                  PLEASE REVIEW THE PLAN IN ITS ENTIRETY.

                  NO REPRESENTATION CONCERNING DEBTOR OR THE VALUE OF ITS ASSETS HAS BEEN AUTHORIZED BY THE BANKRUPTCY COURT OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT OR ANY OTHER. DEBTOR IS NOT RESPONSIBLE FOR ANY INFORMATION, REPRESENTATION OR INDUCEMENT MADE TO OBTAIN YOUR ACCEPTANCE, WHICH IS OTHER THAN, OR INCONSISTENT WITH, INFORMATION CONTAINED HEREIN AND IN THE PLAN.

                  The purpose of this Disclosure Statement is to provide Creditors and Interest Holders with information determined by the Court to be adequate to enable them to make an informed decision to vote to accept or reject the Plan.

         1.2.     SOURCES OF INFORMATION.

                  The information contained in this Disclosure Statement has been obtained from the Debtor's books and records and from pleadings filed by the Debtor and other parties-in-interest. Every reasonable effort has been made to present accurate information and such information is believed to be correct as of the date hereof. Any value given as to the Assets of the Debtor is based upon an estimation of such value. You are strongly urged to consult with your financial and legal advisors to understand fully the Plan and Disclosure Statement.

                  The financial information contained in this Disclosure Statement is given as of the date hereof, unless otherwise specified. The delivery of this Disclosure Statement does not, under any circumstance, imply that there has been no change in the facts set forth herein since such date. This Disclosure Statement is intended, among other things, to summarize the Plan and must be read in conjunction with the Plan and its exhibits. If any conflicts exist between the Plan and Disclosure Statement, the terms of the Plan shall control.

         1.3.     ADDITIONAL INFORMATION.

                  Should you have any questions regarding the Plan or this Disclosure Statement, or require clarification of any information presented herein, please contact:

                           Thomas L. Carter
                           CART, Inc.
                           5350 West Lakeview Parkway South Drive
                           Indianapolis, Indiana  46268

                           Melissa M. Hinds
                           BAKER & DANIELS
                           300 North Meridian, Suite 2700
                           Indianapolis, IN 46204
                           (317) 237-0300

                                   ARTICLE II

                                   THE DEBTOR

         2.1.     DESCRIPTION OF THE DEBTOR.

                  2.1.01.  HISTORY.

                  Debtor, a Michigan corporation with its principal place of business in Indianapolis, Indiana, was formed in 1978. At the time, the United States Auto Club ("USAC") was the sanctioning body for open wheel racing. Due to the increasing concern among race team owners regarding escalating costs and limited promotional activities, in November 1978, a group of 18 of the then existing 21 open wheel racing team owners left USAC to form CART and the Champ Car World Series.

                  Until 1995, Debtor was the preeminent , open-wheel racing organization in the United States. During that time period it produced many household names for both racing and non-racing fans, such as Mario Andretti, Emerson Fittipaldi, A.J. Foyt and Bobby Unser. In 1995, the Indy Racing League ("IRL") was formed as a rival open-wheel racing series due to differences of opinion over the future direction of open-wheel racing in the United States. In 1998, CART formed a holding company, "Championship Auto Racing Teams, Inc." ("Championship" or "Parent") which became the parent of CART and completed an initial public offering of stock (an "IPO"). Debtor is a wholly owned subsidiary of Championship, a Delaware corporation. Championship is a publicly held company whose stock was traded until recently on the New York Stock Exchange.

                  In 2003, Debtor owned, operated and marketed the 2003 Bridgestone Presents The Champ Car World Series Powered by Ford (the "Series"). Racing teams competed in Debtor's 2003 motorsports racing series in pursuit of the Vanderbilt Cup. Debtor's "Champ Cars" are thoroughbred racing machines that reach speeds in excess of 200 miles per hour, showcasing the technical expertise of various manufacturers. Championship's wholly owned subsidiary Pro-Motion Agency, Ltd., an Illinois corporation, owns and operates the Champ Car top development series, the Toyota Atlantic Championship.

                  Beginning in 2002, Debtor began incurring significant losses in the operation of its business. Debtor was only able to operate through the 2003 Series with the assistance loans and other financial accommodations made to Debtor by its Parent totalling in excess of $60 million.

                  As detailed below, beginning in October of 2002 the Parent engaged Bear Stearns to assist Parent and Debtor in developing a strategic solution to Debtor's financial difficulties. Bear Sterns began a concerted effort to locate a merger partner, purchaser or some other person to provide a financial fix for Debtor's problems. On September 20, 2003, Parent and OWRS executed a merger agreement that was intended to result in OWRS replacing Parent's public shareholders as the owner of Parent and the infusion of sufficient financial support for Debtor to allow for the ongoing operation of Debtor's racing business. However, on December 2, 2003 the merger collapsed. Parent and OWRS announced that the merger would not proceed to a closing.

                  2.1.02.  THE CHAPTER 11 CASE.

                  On December 16, 2003 (the "Petition Date"), CART Inc, the Debtor, commenced its Chapter 11 Case under the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended (the "Bankruptcy Code") for the purpose of liquidating its assets and distributing cash proceeds to creditors. At the time of filing, the Debtor had executed the APA to sell substantially all of its assets to OWRS,(1) subject to a higher and better offer at a public auction and contingent upon bankruptcy court approval. At a sale hearing on January 28, 2004, the Bankruptcy Court approved the proposed sale to OWRS. The sale of the Debtor's assets to OWRS closed on February 13, 2004.

                  The Debtor is completing the liquidation of, not reorganizing, its business assets. The Debtor will not be conducting any business operations in the future, and has proposed a Plan which provides for the ongoing liquidation of its non-Cash Assets and distribution of its Cash to its Creditors. Upon the confirmation and consummation of the Plan, most of Debtor's Available Cash will be distributed to Holders, as of the Effective Date, of Allowed Claims and the Remaining Estate Assets and Available Cash of the Debtor will vest in a liquidating trust established pursuant to the Plan for the benefit of the Creditors.

                  In accordance with Bankruptcy Code Section 1125, the Debtors are submitting this Disclosure Statement to Holders of Claims against Debtor's Estate for the purpose of soliciting acceptances of the Plan, which the Bankruptcy Court will consider for confirmation on __, 2004 at p.m. This Disclosure Statement is intended to provide information required by Section 1125(b) of the Bankruptcy Code; that is, information of a kind and in sufficient detail to enable the Creditors who are entitled to vote to make an informed decision to accept or reject the Plan.

                  Attached as exhibits to the Disclosure Statement are: (i)
Exhibit 1, a copy of the Plan (Attached to the Plan are three exhibits: Exhibit "A", the Liquidating Trust Agreement; Exhibit "B", a sample ballot; and Exhibit "C", the Subordination Agreement), (ii) Exhibit 2, a copy of the proposed order approving this Disclosure Statement.

         2.2.     EVENTS LEADING TO COMMENCEMENT OF THE BANKRUPTCY CASE.

                  Beginning in 2001, Debtor experienced a decrease in promotional and advertising revenues and decreased attendance at some race venues. Although Debtor remained profitable through 2001, after the split with IRL (1996 through 2002), Debtor's profitability deteriorated as

-------------------------
(1) OWRS' name change to Champ Car World Series LLC ("CCWS") was effective on March 26, 2004.

a number of circumstances and occurrences resulted in an economic downturn in Debtor's fortunes. Those circumstances and occurrences included:

                           a.       Engine Manufacturers. Two of the three
engine manufacturers that supplied engines for the Champ Car series (the "Series") left after the 2002 Series to participate in the IRL. The Series' teams, which were supported to a significant degree by engine manufacturers and suppliers (in some cases, these car manufacturers supplied free engines and provided other financial support to certain teams), were being encouraged to, and some did, follow those manufacturers to IRL. In addition, the manufacturers were major sponsors for teams, race promoters and also purchased large quantities of television advertising. The teams that elected to continue to participate in the Series experienced a dramatic loss in sponsorship revenue related to the departed engine manufacturers as well as the adverse economic conditions that caused companies to cut back promotion and advertising of their brands. In addition, in 2003, the teams experienced increased costs because they were required to pay for the lease of engines as compared to receiving cost-free engine leases in the past. These conditions required Debtor to spend significant amounts on entrant support programs and team participation payments to encourage teams to remain in the Series.

                           b.       Race Venues. Beginning in 2001, Debtor lost
several important race venues. Three of Debtor's more profitable international races were lost due to an adverse political climate in the case of Brazil, the bankruptcy of the promoter in the case of Germany, and the decision by the race venue in the case of Japan, which was owned by Honda Motor Company, not to renew with Debtor but rather to run an IRL event in which participating teams were using Honda engines. Debtor was also forced to cancel another race in Texas due to safety concerns. In addition, promoters of Debtor's other events were experiencing weakening revenue streams and therefore began demanding lower sanction fees or sanction fees that were based either in whole or in part on a revenue or net income sharing model. Debtor lost some promoters altogether. In order to preserve important markets, Debtor began self-promoting some of its Series' races rather than utilizing third party promoters. Debtor promoted two of its races in 2002 and six of its races in 2003. Unfortunately, the expenses of self-promoted races were significantly greater than the revenues generated.

                           c.       Television Exposure/Advertising. During
2001, Debtor began negotiations for a new television agreement to replace its existing television agreement that was due to expire at the end of the Series' 2001 season. The expiring agreement guaranteed that at least half of the Series' races would be shown on network television (ABC) and the balance of the races would be shown on ESPN. The expiring agreement also provided a guaranteed amount of income with no offsetting expenses plus a profit sharing arrangement. Unfortunately, Debtor was unable to negotiate an acceptable television agreement to replace the expiring agreement. Therefore, beginning in 2002, Debtor began buying the air-time and bearing the production costs for its television broadcasts in order to provide its race sponsors, race promoters and team sponsors with adequate television coverage of its races. Debtor's television revenue thus became dependent solely upon advertising and international rights sales. In addition, the new television agreements provided for fewer network broadcasts and a significant number of races broadcast on a cable network with less exposure than ESPN. Due to adverse economic and industry developments, the revenue generated from sales of television advertising was significantly less than the costs to produce and air the television broadcasts.

                           d.       Sponsorship Revenues. Beginning in 1999,
Debtor had outsourced its sponsorship sales pursuant to a long-term contract which guaranteed Debtor a minimum amount of annual sponsorship revenue plus escalations on an annual basis. At the beginning of 2001, however, Debtor's sponsorship sales partner defaulted on its contract, ceased operations and filed for bankruptcy protection. As a result, Debtor was required to build an internal sponsorship sales force. This sales force had to operate under adverse economic conditions that caused corporate sponsors to reduce their expenditures for both teams and the Series. The decline in sponsorship revenue was also attributable to Debtor's weakened television package, as Debtor's sponsors valued a sponsorship opportunity largely on the amount of exposure they receive on television. In some cases, corporate sponsors left the Series to align themselves with IRL. In other cases, corporate sponsors left motorsports altogether. Debtor's title sponsor for the previous four years decided not to renew its title sponsorship and withdrew from the Series after the 2002 season.

                  In October, 2002, the Parent retained Bear, Stearns & Co., Inc. ("Bear Stearns"), a well-regarded national investment banking and financial advisory firm, to assist in evaluating potential strategic alternatives to increase shareholder value, prepare marketing materials relating to the sale or financing of Debtor, assist in the preparation and implementation of a marketing plan relating to the sale or financing of Debtor, solicit purchase or financing offers for the Parent, Debtor or their respective assets from qualified buyers or financiers, and assist in structuring and negotiating any transaction resulting therefrom. The Parent was further advised in these regards by the nationally recognized law firm of Cravath, Swaine & Moore LLP ("Cravath").

                  Bear Stearns took numerous steps to attempt to find a buyer, merger partner, financing or some other financial solution to Debtor's financial problems, including but not limited to: (1) Bear Stearns, together with management, prepared a Confidential Information Memorandum (the "Marketing Book"); and (2) Bear Stearns contacted potential strategic acquirers, equity investors and financing sources concerning strategic alternatives. There were no limitations set by the Parent on the types of investors, buyers or merger/financial partners Bear Stearns could contact or on the structure or type of transaction Bear Stearns could review and present to Parent or Debtor.

                  From May through September 2003, Bear Stearns contacted or was contacted by forty-four (44) potential strategic and financial investors, many of whom were strategic investors within the motorsports community, including Kevin Kalkhoven, Gerald Forsythe and Paul Gentilozzi, principals of Open Wheel Racing Series LLC and its affiliate Open Wheel Acquisition Corporation (collectively referred to as "OWRS"). As of September 10, 2003, twenty-four (24) prospective investors, including IRL and an affiliate of NASCAR, had executed confidentiality agreements with the Parent and received a copy of the Marketing Book.

                  During this time, the overall economic, financial and operating conditions affecting Debtor's business continued to deteriorate. Consequently, it became clear that Debtor might not have sufficient resources to fund the Series in 2004, even if the entry support, team participation and team assistance payments were reduced.

                  On August 15, 2003, OWRS delivered a letter to the Parent outlining an acquisition proposal. On August 18, 2003, Cravath, Parent's counsel, delivered a draft merger agreement to OWRS' counsel.

                  On August 19, 2003, two proposals were received expressing preliminary interest. Bear Stearns assisted the Parent and the Parent's counsel, Cravath, in evaluating those proposals from a financial point of view and the contingencies related thereto.

                  In an effort to solicit a proposal that was superior to OWRS' merger proposal, Bear Stearns suggested that the Parent's board of directors direct Bear Stearns to contact all potential strategic and financial investors whom Bear Stearns had previously contacted or who had previously contacted Bear Stearns (excluding representatives of OWRS) during its solicitation effort to advise these entities or individuals that the Parent had entered into a merger agreement with OWRS and to provide them with copies of the preliminary version of a proxy statement filed by the Parent with the SEC on October 7, 2003. On or about October 9, 2003, Bear Stearns was directed and did send re-solicitation letters to all such potential acquirers and financing sources.

                  Given the lack of competing offers, Parent had limited negotiating leverage as it negotiated a merger agreement with OWRS. On September 10, 2003, Parent and OWRS executed the Agreement and Plan of Merger dated as of September 20, 2003 (the "Merger Agreement").

                  The Merger Agreement is and has been since its execution a public document filed with the Securities and Exchange Commission and readily available through SEC internet access sites. Debtor was not a party to the Merger Agreement. Because the Merger Agreement contemplated only the substitution of an OWRS affiliate for the many public shareholders (and thereby become the owner of the entity resulting from the merger of Parent with another OWRS affiliate), the merger was never contemplated to have any direct result on Debtor, its assets, liabilities, financial condition or Debtor's creditors.

                  Subsequent to the public announcement of the merger on September 10, 2003, and despite Bear Stearns solicitation and re-solicitation efforts, Bear Stearns received no new proposals from strategic acquirers, equity investors or financing sources concerning strategic alternatives nor did any entities or individuals request a copy of the Marketing Book.

                  On December 2, 2003, the merger collapsed. OWRS advised the Parent that OWRS believed that a number of the conditions precedent to a closing of the merger could not occur and that OWRS would not waive any of the closing conditions. Irrespective of the Parent's view on the likelihood that many of the conditions precedent questioned by OWRS could and would occur, after conferring with its counsel, the Parent believed that OWRS could assert that one of the conditions to closing could not be met. Thus, Parent concluded that the merger would not be consummated.

                  Thereafter, on December 15, 2003, Debtor entered into an asset purchase agreement (the "APA") with OWRS. The APA, which was contingent on Bankruptcy Court approval, called for the sale of substantially all of the Debtor's assets, as well as the assignment of many of Debtor's executory contracts and unexpired leases to OWRS.2 The following day, on December 16, 2003, Debtor filed for chapter 11 bankruptcy in the Bankruptcy Court for the Southern District of Indiana.

                                   ARTICLE III

                               THE CHAPTER 11 CASE

3.1.     OVERVIEW OF CHAPTER 11.

                  Chapter 11 of Title 11 of the United States Code ("Chapter 11") contains the general reorganization provisions of the federal Bankruptcy Code. A corporation or other entity such as the Debtor may voluntarily commence a case under Chapter 11 for the purposes of reorganizing or restructuring its financial affairs (including its debt and equity capitalization). Upon the commencement of a Chapter 11 case an estate is created consisting of generally all property interests of the Chapter 11 "debtor" and an automatic stay goes into effect that generally stops creditors and all other parties from taking action outside of the Bankruptcy Court against the debtor or its assets. The United States Trustee, a federal official, typically appoints a committee of unsecured creditors to serve as a "watch dog" to protect the general interests of unsecured creditors in the Chapter 11 case.

                  Often in Chapter 11 cases, debtors attempt to negotiate with representatives of key interested parties (such as secured creditors) or groups (unsecured creditors and shareholders) to develop plans that will provide the treatment of claims (in the case of creditors) and interests (in the case of shareholders). During a 120 day "exclusive period" after the commencement of the case, which may be shortened or lengthened by the Court, only a debtor may propose a Chapter 11 plan for confirmation by the Court. After the expiration of the "exclusive period" any party in interest may propose such a plan, including a plan that calls for the liquidation of the debtor company. When a plan is filed with the Court its proponent must also file a disclosure statement that provides to creditors and shareholders adequate information to allow them to cast informed votes to accept or reject the plan. If the Court approves the disclosure statement, the plan will be submitted to creditors and shareholders for voting. If sufficient numbers of creditors, representing a sufficient amount of claims, and holders of a sufficient number of shares vote to accept the plan and other requirements are met the Court may, after a hearing, "confirm" the plan.

                  After confirmation, the Plan will establish the rights and interests of creditors and shareholders in the Debtor's assets. For information regarding voting requirements for confirmation of the Plan, see pages 15-17.

         3.2.     SIGNIFICANT CHAPTER 11 EVENTS.

                  In an effort to preserve and maximize the value of its assets and its business operations, the Debtor took significant steps in its Chapter 11 case before filing the Plan. The significant Chapter 11 events to date include the following:

                  3.2.01. THE APA. Although the APA was entered into the day before the Debtor's Petition Date, it provided a process for the sale of substantially all of the Debtor's assets. Contingent upon Bankruptcy Court approval, the APA contemplated a sale of substantially all of the Debtor's assets, as well as the assumption and assignment of many of Debtor's executory contracts to OWRS or someone making a higher and better offer for the assets.

                  3.2.02. FILING THE PETITION. On December 16, 2003, Debtor filed its voluntary Chapter 11 petition in the Bankruptcy Court for the Southern District of Indiana, Indianapolis Division. The Debtor employed various professionals to represent it and assist it in this chapter 11 case, principally the law firm of Baker & Daniels (as Chapter 11 counsel).

                  3.2.03. THE SALE MOTION AND SALE PROCEDURE MOTION. Among Debtor's first day motions were its Motion For Order Pursuant to 11 U.S.C.
Section 105(a), 363, 365 And 1146(c) And Fed. R. Bank. P. 2002, 6004 And 6006
(A) Approving the Asset Purchase Agreement; (B) Authorizing Sale And Transfer of Assets to Open Wheel Racing Series LLC Or To Another Highest Or Otherwise Best Bidder; And (C) Authorizing Assumption And Assignment Of Certain Executory Contracts And Leases Filed By Debtor (the "Sale Motion") and the accompanying Emergency Motion To Establish (A) Procedures For Sale Of Assets Free And Clear Of Liens, Claims, Encumbrances And Interests, (B) Certain Overbid Protections And A Break-Up Fee, (C) Form Of Notice For The Sale, And (D) Form Of Notice Regarding Assumption And Assignment Of Certain Executory Contracts (the "Sale Procedures Motion"). In the Sale Motion, the Debtor asked for authority to sell, subject to the receipt of a higher and better competing offer submitted pursuant to the sale procedures, as detailed in the Sales Procedures Motion, certain of its assets free and clear of all liens, claims, encumbrances and interests, exclusive of any and all debts, liabilities, obligations, commitments or responsibilities associated therewith other than particularly identified assumed liabilities, and to assume and assign certain executory contracts and one or more unexpired leases in connection therewith to OWRS, pursuant to the terms of the APA.

                  3.2.04.  THE CREDITORS' COMMITTEE. Pursuant to 11 U.S.C.
Section 1102(A), the United States Trustee appointed an Official Unsecured Creditors' Committee (the Committee") on December 24, 2003, which has remained active in this Chapter 11 case. The Court authorized the employment of Kroger, Gardis & Regas, LLP as counsel to the Committee.

                  3.2.05. SALE PROCEDURES. By an Order dated December 30, 2003, the Court set January 23, 2004 as the deadline for submitting bids and set specific guidelines for determining qualified bidders. the Order also established that OWRS, as the "stalking horse" bidder, was entitled to a break-up fee in the event of a sale to an alternate purchaser.

                  3.2.06. DEBTOR'S SCHEDULES. The Debtor filed its Statement of Affairs, Summary of Schedules, and Schedules on January 12, 2004.

                  3.2.07. THE SALE HEARING. On January 28, 2004, the Court held a hearing on the Sale Motion. In addition to the bid by OWRS, IRL was the only other party to submit a timely bid. The Court determined that IRL was a qualified bidder and therefore able to amend or enhance its bid during the hearing. After both OWRS and IRL made all of the proposals that each wished to amend and enhance their respective bids, counsel for the Creditors' Committee recommended to the Court for approval the proposals made by OWRS as constituting the highest and best bid offer. The Court agreed, and subsequently entered an Order authorizing the sale to OWRS.

                  3.2.08. SALE CLOSING. On February 13, 2004, the sale between OWRS and Debtor closed.

                  3.2.09. BAR DATE. In an Order dated February 18, 2004, the Court set March 31, 2004 as the bar date for all pre-petition claims against the Debtors.

                  3.2.10. THE SANCTIONING AGREEMENT. In an Order dated April 12, 2004, the Court granted Debtor's Motion For An Order Authorizing Debtor To Enter Into A Sanctioning Agreement With Open Wheel Racing Series LLC. Not only did the Sanctioning Agreement provide CCWS the needed sanctioning pursuant to ACCUS rules, but it also was beneficial to the estate; CCWS agreed to pay $12,500 in sanctioning fees for each Event sanctioned by the Debtor.

                  3.2.11. SALE OF THE LAGUNA SECA NOTE AND THE LAGUNA SECA RECEIVABLE. In an Order dated May 6, 2004, the Court granted Debtor's Motion for an Order Authorizing Debtor to Sell Promissory Note and Account Receivable. Pursuant to the Order, the Debtor was authorized to sell the Laguna Seca Note and the Laguna Seca Receivable to CCWS for $150,000. At the time the Order was entered, Laguna Seca had filed a proof of claim (the "Laguna Seca Proof of Claim") in the Chapter 11 Case for $59,190.24. The Order noted that that Laguna Seca Receivable, which was in the amount of $74,000, was subject to setoff by the Laguna Seca Proof of Claim if and to the extent the Laguna Seca Proof of Claim was later allowed by the Court.

                  3.2.12. 88 CORP. LITIGATION. The 88 Corp. Litigation remains an ongoing issue in the Chapter 11 Case. A summary of the 88 Corp. Litigation is below:

                  On January 16, 2004, 88 Corp. and one or more of its affiliates filed 88 Corp. And The California Speedway Corporation's Motion To Condition The Debtor's Use Of Property (the "Constructive Trust Motion") asserting that the Court should impose a constructive trust on funds held by the Debtor representing installments of sanction fees paid by 88 Corp. to the Debtor with respect to the 2003 Event. 88 Corp. and one or more of its affiliates filed a proof of a Claim on March 30, 2004 asserting Claims against the Estate (the "88 Corp. POC").

                  Debtor has opposed and intends to continue to vigorously oppose the allowance of the 88 Corp. POC or the granting of the relief requested by the Constructive Trust Motion. The Estate's Claims Against 88 Corp. and the Debtor's opposition to the 88 Corp. POC and the Constructive Trust Motion are collectively referred to herein as the "88 Corp. Litigation". The Plan preserves and retains all 88 Corp. Litigation for enforcement subsequent to the Transfer Date by the Liquidating Trustee.

                  Debtor contends that the Estate holds good and valuable claims against 88 Corp. arising out of a sanctioning agreement between Debtor and 88 Corp. dated October 29, 1999 (the "Fontana Agreement") with respect to Champ Car racing events (each an "Event") that the parties agreed would occur at the Fontana California Speedway ("Fontana") during each of the years 2000 through 2004. Debtor's claims, referred to herein as the "Estate's Claims Against 88 Corp.", arise out of 88 Corp's cancellation of the 2003 and 2004 Events

                  Debtor contends that 88 Corp. cancelled and failed to stage the 2003 Competition, without legal justification or excuse, in material breach of the Fontana Agreement. The Fontana Agreement provided two permissible grounds for 88 Corp. to cancel or fail to stage an Event, which are provided for in Sections 9(A) and 9(B), respectively. Pursuant to the CART Rule Book and under
Section 9(A) of the Fontana Agreement, 88 Corp. had the right to cancel an Event if CART failed by the closing date for entries, and after seven (7) days written notice of 88 Corp.'s intent to cancel, to provide at least twenty (20) entrants for the Event. Section 9(B) additionally granted either party the right to cancel an Event due to a "force majeure," as defined in the Promoter Agreement. There are no other legally permissible justifications for canceling or failing to stage a Competition pursuant to the Fontana Agreement.

                  Paragraph 9(C) of the Fontana Agreement provides that:

                  If Organizer/Promoter [i.e., 88 Corp.] cancels or fails to stage a Competition for any reason other than those mentioned in this paragraph 9, Organizer/Promoter shall forthwith pay to CART and CART shall be entitled to enforce collection of the total amount required under this Agreement for such Competition and the next succeeding year's Competition as liquidated damages and not as a penalty, together with all costs incurred by CART in connection therewith, including reasonable attorney fees, and interest at the rate of prime, as published by Citibank, NA, New York, New York, on the first day of the quarter in which the breach occurred; provided, however, that Organizer/Promoter's liability under this liquidated damage provision will be limited to the total amount due for the cancelled Event and the Event for the following year only.

Debtor maintains that 88 Corp.'s cancellation of, and failure to stage, the 2003 Competition as scheduled on November 2, 2003, was not justified by any reason mentioned in Paragraph 9 of the Fontana Agreement. 88 Corp. does not contend that CART failed to provide the requisite number of entrants for the 2003 Competition under Paragraph 9(A) of the Fontana Agreement. 88 Corp. contends that, as a result of the wildfires in southern California in October of 2003, the cancellation of the 2003 Competition was justified by the "force majeure" provision under Paragraph 9(B) of the Fontana Agreement.

                  Debtor disputes this contention. Even if the wildfires did prevent the running of the 2003 Competition on its scheduled date, 88 Corp. and its affiliates failed to schedule the 2003 Competition for the "[n]ext clear day" as provided in the Fontana Agreement. The only alternative dates 88 Corp. and its affiliates offered were long after the 2003 Champ Car Series was scheduled to conclude with the declaration of the winner of the Vanderbilt
Cup. .

                  In October 2003, prior to the cancellation of the 2003 Competition, 88 Corp. also unilaterally cancelled the 2004 Event, without any legal justification or excuse, in breach of the Fontana Agreement. 88 Corp. cancelled the 2004 Event based on a Notice dated October 2, 2003 (the "October 2003 Notice"), which 88 Corp.'s subsidiary, The California Speedway Corporation, issued to Championship pursuant to Paragraph 9(A) of the Fontana Agreement. The October 2003 Notice stated that "the Organizer/ Promoter intends to cancel the 2004 Competition if CART is unable to provide not less than twenty (20) entrants for the 2004 Competition." When CART failed to identify twenty (20) entrants for the 2004 Competition within seven (7) days after the October 2003 Notice, 88 Corp. (through its parent, International Speedway Corporation) took the position that "CART's failure to respond to The California Speedway's notice of October 2, 2003, within the time permitted and the manner required by the existing sanction agreement [i.e., the Promoter Agreement] makes discussion of possible 2004 dates moot." Debtor contends that the October 2003 Notice was ineffective to provide a legal justification for cancellation of the 2004 Competition. The October 2003 Notice was ineffective for each of the following reasons: 88 Corp's unilateral cancellation of the 2004 Event constituted a material breach of the Fontana Agreement.

                  Pursuant to the Fontana Agreement, Debtor believes that 88 Corp. is liable to the Estate in an amount of $5.2 million (that is, $2.6 million for the cancelled 2003 Event and $2.6 million for the cancelled 2004 Event) plus prejudgment interest and attorneys fees expended by the Estate to pursue the Estate's Claims Against 88 Corp.

         3.3.     MONTHLY OPERATING REPORTS.

                  The Debtor has filed monthly operating reports for each month during the pendency of its Chapter 11 Case. The most recent report filed, as of the date of this Disclosure Statement, was for the month of April, 2004. The operating reports reflect, inter alia, the following:

   MONTH          CASH RECEIPTS   CASH DISBURSEMENTS   NET CASH FLOW   CASH BALANCE
   -----          -------------   ------------------  ---------------  ------------
December 2003     $   81,759.43   $       210,787.11  ($  129,027.68)  1,980,035.59
January 2004      $   60,188.28   $       452,375.38  ($  392,187.10)  1,587,848.49
February 2004     $3,398,385.04   $     1,355,397.00   $2,042,988.04   3,639,836.53
March 2004        $  300,481.30   $       106,417.96   $  194,063.34   3,824,899.87
April 2004        $  177,746.16   $        70,299.03   $  107,447.13   3,932,347.81
May 2004

                  Any Creditor desiring copies of the Debtor's operating reports may obtain them at the Office of the Clerk of the Bankruptcy Court at the United States Bankruptcy Court for the Southern District of Indiana, or from Debtor's counsel:

                           Melissa M. Hinds
                           BAKER & DANIELS
                           300 North Meridian, Suite 2700
                           Indianapolis, IN 46204

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                                   ARTICLE IV

                          VOTING AND PLAN CONFIRMATION

         4.1.     VOTING ON THE PLAN.

                  4.1.01. IMPAIRED CLAIMS OR INTEREST. Pursuant to Section 1126 of the Bankruptcy Code, only the holders of Claims or Interests in Classes "Impaired" by the Plan may vote on the Plan. Pursuant to Section 1124 of the Bankruptcy Code, a Class of Claims or Interests may be "Impaired" if the Plan alters the legal, equitable or contractual rights of the Holders of such Claims or Interests treated in such Class.

                  4.1.02. ELIGIBILITY. In order to vote on the Plan, a Creditor and/or Interest Holder must have timely filed or been assigned a timely filed proof of Claim or Interest, unless its Claim or Interest is scheduled by the Debtor and is not identified as disputed, unliquidated or contingent on the Debtor's Schedules of Assets and Liabilities (the "Schedules").

                  4.1.03. BINDING EFFECT. Whether a Creditor or Interest Holder votes on the Plan or not, such Person will be bound by the terms of the Plan if the Plan is confirmed by the Bankruptcy Court. Absent some affirmative act constituting a vote, a Creditor or Interest Holder will not be included in the vote: (i) for purposes of accepting or rejecting the Plan; or (ii) for purposes of determining the number of Persons voting on the Plan.

                  4.1.04. PROCEDURE. The Bankruptcy Code entitles only Holders of Impaired Claims or Interests who receive some distribution under a proposed plan to vote to accept or reject that plan. Holders of Claims or Interests that are unimpaired under a proposed plan are conclusively presumed to have accepted that plan and are not entitled to vote on it. Holders in classes of Claims or Interests that will receive no distribution under a proposed plan are conclusively presumed to reject that plan and are, therefore, also not entitled to vote on it.

                  Classes 1, 2, 3, 4 and 5 are Impaired by the Plan. Holders of Allowed Claims in Classes 1, 2, and 3 will receive Distributions under the Plan and the Holder of the Allowed Claim in Class 4 may receive one or more Distributions under the Plan and therefore all such Holders of Claims are entitled to vote by casting a Ballot to accept or reject the Plan. The Holder of Interests in Class 5 will receive no Distributions under the Plan and is deemed to reject the Plan.

                  A BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN IS BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASSES ENTITLED TO VOTE. In order for your vote to count, you must complete, date, sign and properly mail the enclosed Ballot (please note that envelopes have been included with the Ballot) to:

                           Melissa M. Hinds
                           BAKER & DANIELS
                           300 North Meridian, Ste. 2700
                           Indianapolis, IN 46204

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

                  Pursuant to Bankruptcy Rule 3017, the Bankruptcy Court has ordered that original Ballots for the acceptance or rejection of the Plan must be received by mail or overnight delivery by counsel to the Debtor at the address set forth above on or before 4:00 p.m., _____, 2004 Eastern Time. Once you have delivered your Ballot, you may not change your vote, except for cause shown to the Bankruptcy Court after notice and hearing.

                  Any Ballot received by counsel to the Debtor that is incomplete in any way shall be deemed to be cast as follows:

                           (i)      Ballots received that do not evidence the
amount or evidence an incorrect amount of such Creditor's Claim or such Interest Holder's Interest shall be completed or corrected, as the case may be, based upon the Schedules filed by the Debtor if no proof of Claim or Interest has been filed by such Creditor or Interest holder, or based upon timely filed proofs of Claim or Interest, and counted as a vote to accept or reject the Plan;

                           (ii)     Ballots received that do not identify the
Creditor or Interest Holder, whether or not signed by the Creditor or Interest Holder, shall not be counted as a vote to accept or reject the Plan;

                           (iii)    Ballots received that do not reflect in
which Class such Ballot is cast or incorrectly classify such Creditor's Claim or Interest Holder's Interest and that are otherwise properly completed shall be completed or corrected, as the case may be, and counted as a vote to accept or reject the Plan; and

                           (iv)     Ballots that are completed, except that such
Creditor or Interest Holder failed to vote to accept or reject the Plan, shall be completed and counted as a vote to accept the Plan.

         4.2.     ACCEPTANCE OF THE PLAN.

                  4.2.01. CREDITOR AND INTEREST HOLDER ACCEPTANCE. As a Creditor and/or Interest Holder, your acceptance of the Plan is important. In order for the Plan to be accepted by an Impaired Class of Claims, a majority in number and two-thirds in dollar amount of the Claims voting (of each Impaired Class of Claims) must vote to accept the Plan, or the Plan must qualify for cramdown of any non-accepting Class pursuant to Section 1129(b) of the Bankruptcy Code. In any case, at least one impaired Class of Creditors, excluding the votes of Insiders, must actually vote to accept the Plan. You are urged to complete, date, sign and promptly mail the enclosed Ballot. Please be sure to complete the Ballot properly and legibly identify the exact amount of your Claim or Interest and the name of the Creditor or Interest Holder.

                  4.2.02. CRAMDOWN ELECTION. If all Classes do not accept the Plan, but at least one Impaired Class votes to accept the Plan, excluding the votes of Insiders, the Debtor may attempt to invoke the "cramdown" provisions. Cramdown may be an available remedy, because the Debtor believes that, with respect to each Impaired Class, the Plan is fair and equitable within the meaning of Section 1129(b)(2) of the Bankruptcy Code and does not discriminate unfairly.

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

         4.3.     CONFIRMATION OF THE PLAN.

                  4.3.01. REQUIREMENTS. The requirements for Confirmation of the Plan are set forth in detail in Section 1129 of the Bankruptcy Code. The following summarizes some of the pertinent requirements:

                           a.       ACCEPTANCE BY IMPAIRED CLASSES. Except to
the extent that the cramdown provisions of Section 1129(b) of the Bankruptcy Code may be invoked, each Class of Claims and each Class of Interests must either vote to accept the Plan or be deemed to accept the Plan because the Claims or Interests of such Class are not Impaired.

                           b.       FEASIBILITY. The Bankruptcy Court is
required to find that the Plan is likely to be implemented and that parties required to perform or pay monies under the Plan will be able to do so.

                           c.       "BEST INTEREST" TEST. The Bankruptcy Court
must find that the Plan is in the "best interest" of all Creditors. To satisfy this requirement, the Bankruptcy Court must determine that each holder of a Claim against, or Interest in, the Debtor: (i) has accepted the Plan; or (ii) will receive or retain under the Plan money or other property which, as of the Effective Date, has a value not less than the amount such holder would receive if the Debtor's property was liquidated under Chapter 7 of the Bankruptcy Code on such date.

                           d.       "CRAMDOWN" PROVISIONS. Under the
circumstances which are set forth in detail in Section 1129(b) of the Bankruptcy Code, the Bankruptcy Court may confirm the Plan even though a Class of Claims or Interests has not accepted the Plan, so long as one Impaired Class of Claims has accepted the Plan, excluding the votes of Insiders, if the Plan is fair and equitable and does not discriminate unfairly against such non-accepting Classes. The Debtor will invoke the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code should any voting Class fail to accept the Plan.

                  4.3.02. PROCEDURE. To confirm the Plan, the Bankruptcy Court must hold a hearing to determine whether the Plan meets the requirements of
Section 1129 of the Bankruptcy Code (the "Confirmation Hearing"). The Bankruptcy Court has set ______, 2004 __a/p.m. Eastern Time, for the Confirmation Hearing.

                  4.3.03. OBJECTION TO CONFIRMATION. Any party-in-interest may object to the Confirmation of the Plan and appear at the Confirmation Hearing to pursue such objection. The Court has set _______, 2004, as the deadline for filing and serving upon Debtor's counsel and counsel to the Committee objections to Confirmation of the Plan. Objections to Confirmation must be filed with the Bankruptcy Court at the following address:

                                    U.S. Bankruptcy Court for the Southern
                                    District of Indiana
                                    Indianapolis Division
                                    116 U.S. Courthouse
                                    46 E. Ohio Street
                                    Indianapolis, IN 46204

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

with a copy served upon counsel to the Debtor:

                                    James M. Carr
                                    BAKER & DANIELS
                                    300 North Meridian, Suite 2700
                                    Indianapolis, IN 46204

and a copy served upon counsel to the Committee:

                                    James A. Knauer
                                    KROGER, GARDIS & REGAS, LLP
                                    111 Monument Circle, Suite 900
                                    Indianapolis, IN 46204

                  4.3.04. EFFECT OF CONFIRMATION. Except as otherwise provided in the Plan or in the Confirmation Order, Confirmation vests title to property of the Debtor's estate in the Liquidating Trust; free and clear of all Claims and liens of Creditors subject to the provisions of the Plan. Confirmation serves to make the Plan binding upon the Debtor, all Creditors, Interest Holders and other parties-in-interest, regardless of whether they cast a Ballot to accept or reject the Plan.

                                    ARTICLE V

                               SUMMARY OF THE PLAN

         5.1.     IN GENERAL.

                  The Plan provides for the liquidation of the Assets in the manner and within the time frames set forth below:

                  5.1.01. INITIAL DISTRIBUTION. On the Initial Distribution Date, the Debtor shall make a distribution from Available Cash with respect to all Claims that constitute Allowed Claims as of the Effective Date. After payment in full, without interest, to Classes 1, 2 and 3, the remaining Available Cash will be distributed Pro Rata to the members of Class 4.

                  5.1.02. CREATION OF THE CART LIQUIDATION TRUST AND TRANSFER OF THE REMAINING ESTATE ASSETS TO CART LIQUIDATION TRUST. Upon the Transfer Date, the Remaining Estate Assets will be transferred and assigned, pursuant to the Liquidation Trust Agreement, to a newly formed Michigan trust which will be known as the CART Liquidation Trust. The Liquidation Trustee, Thomas L. Carter, will serve as the trustee of the CART Liquidation Trust and will oversee the distribution of the Remaining Estate Assets in accordance with the terms of the Plan. Upon the distribution of the Remaining Estate Assets, the CART Liquidation Trust shall be terminated and cease to exist

                  5.1.03. SETTLEMENT OF CLAIMS. Subject to the approval of the Creditors' Committee, the Liquidation Trustee shall have the power to compromise or settle Disputed Claims and all claims or causes of action that are part of the Estate without further order of the

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Bankruptcy Court, unless such matters are presently subject to a pending, contested matter or adversary proceeding before the Bankruptcy Court, or other court of competent jurisdiction.

                  5.1.04. AVOIDANCE ACTIONS. The Liquidation Trustee , at the direct of the Creditors' Committee, will perform an analysis of potential Avoidance Actions. To the extent such actions are identified, the CART Liquidation Trust will, subject to the discretion of the Liquidation Trustee and the Creditors' Committee, commence adversary proceedings in an effort to recover all avoidable transfers. The net proceeds of such Avoidance Actions will be distributed pursuant to the terms of the Plan.

                  5.1.05. LIQUIDATION OF THE TRUST ASSETS. The Liquidation Trustee shall take all actions necessary and appropriate to liquidate all of the Trust Assets. The sale of any Trust Assets shall be free and clear of any and all liens, claims, interests and encumbrances pursuant to Section 363(f) of the Bankruptcy Code. The proceeds from the liquidation of such Trust Assets will be distributed Pro Rata to the Holders of Claims or Interests in Class 4 according to the terms of the Plan, as summarized below.

                  5.1.06. SUBSEQUENT DISTRIBUTION DATES. Upon the payment of Classes 1, 2 and 3 in full, but without interest, each Holder of an Allowed Class 4 Claim shall be entitled to receive a Pro-Rata Distribution of the Available Cash on each subsequent Distribution Date until such Allowed Class 4 Claim is satisfied in full.

         5.2.     CLASSIFICATION OF CLAIMS AND INTERESTS.

                  5.2.01. CLASS 1. This Class consists of the Priority Claims, including Priority Wage Claims entitled to priority under Section 507(a)(3) of the Bankruptcy Code, Priority Employment Benefit Claims entitled to priority under Section 507(a)(4) of the Bankruptcy Code and Priority Tax Claims entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

                  5.2.02. CLASS 2. This Class consists of the Secured Claim of TLC Auto Collision.

                  5.2.03. CLASS 3. This Class consists of the General Unsecured Claims.

                  5.2.04.  CLASS 4. This Class consists of the Subordinated
Claim.

                  5.2.05.  CLASS 5. This Class consists of the Old Stock.

         5.3.     TREATMENT OF UNCLASSIFIED CLAIMS.

                  Each Holder of an Allowed Administrative Claim shall be paid in full in Cash the amount of such Allowed Administrative Claim on or as soon as reasonably practicable after the latest of (i) the Initial Distribution Date,
(ii) the date such Administrative Claim becomes Allowed and (iii) the date fixed by the Bankruptcy Court, unless such Holder shall agree to a different treatment of such Claim (including, without limitation, any different treatment that may be provided for in the document governing such Claim).

                  5.3.01. GENERAL ADMINISTRATIVE CLAIMS. Each Holder of an Administrative Claim (other than such Allowed Administrative Claim or portion thereof which, by its express

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terms, is not due or payable by the Initial Distribution Date) shall be paid in full, but without interest, no later than the Initial Distribution Date from the Available Cash. The aggregate amount of any Contested Administrative Claims as of the Distribution Date shall be set aside by the Debtor in the Contested Administrative Claim Reserve. Contested Administrative Claims that are thereafter Allowed shall be paid from the Contested Administrative Claim Reserve. Such payment shall be made as and when authorized by a Final Order. To the extent that there remain funds in the Contested Administrative Claims Reserve after all Allowed Administrative Claims have been paid in full, such remaining funds shall be distributed by the Liquidation Trustee in accordance with this Plan.

                  5.3.02. PROFESSIONAL FEES AND EXPENSES. Any entity retained and requesting compensation pursuant to Sections 327, 328, 330, or 331 of the Bankruptcy Code shall be entitled to file an application for allowance of final compensation and reimbursement of expenses for time expended and expenses incurred from and after the Petition Date, and through the Confirmation Date, not later than the thirtieth (30) day after the Confirmation Date. The aggregate amounts of sums payable to the Professional Persons shall be set aside and reserved in the Professional Fee Reserve.

         5.4.     TREATMENT OF CLAIMS AND INTERESTS.

                  5.4.01. CLASS 1. The Allowed Claims in this Class will be paid in full, but without interest, in cash on, or as soon as practicable after, the Effective Date.

                  5.4.02. CLASS 2. The Secured Claim will be paid in full, but without interest, in cash on, or as soon as practicable after, the Effective Date. Pursuant to the Stipulation And Agreed Entry For Adequate Protection (Relinquish Collateral And Allow Secured Claim ) signed by counsel for the Debtor and counsel for TLC Auto Collision and entered by the Court on February 18, 2004, TLC Auto Collision, the only member of Class 2 and the only secured creditor of the Debtor, has a secured claim in the amount of $6,369.90.

                  5.4.03. CLASS 3. The Allowed Claims in this Class will receive Pro Rata distributions from available cash after the full satisfaction of Claims in Classes 1 and 2 and Pro Rata distributions from the liquidation of the remaining Estate Assets at each subsequent Distribution Date, as soon as practicable after, the Effective Date.

                  5.4.04. CLASS 4. Pursuant to the Subordination Agreement, which subordinates the claim of Debtor's largest creditor, the Parent, no distribution will be made to the Parent with respect to the Subordinated Claim unless all Allowed Claims in all other Classes have been satisfied in full.

                  5.4.05. CLASS 5. The Old Stock will be cancelled as of the Effective Date as provided in Section 6.1 and no Distribution will be made with respect to the interest in Debtor represented by the Old Stock.

         5.5.     IMPLEMENTATION OF THE PLAN.

                  5.5.01. IN GENERAL. The Plan is a liquidating plan and provides for the distribution of the Asset Sale Proceeds and the Estate Assets and the payment of the proceeds

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generated therefrom to Creditors in accordance with the priorities set forth in the Bankruptcy Code.

                  5.5.02. CONTROL OF ASSET SALE PROCEEDS. Upon the Transfer Date, the Remaining Estate Assets, will be transferred to the CART Liquidation Trust for the purpose of distribution to all Creditors.

                  5.5.03. LIQUIDATION OF THE REMAINING ESTATE ASSETS. The CART Liquidation Trust will pursue the liquidation of the Debtor's Remaining Estate Assets through the initiation and prosecution (or continued prosecution) of adversary proceedings or other legal action, including the 88 Corp. Litigation, in any court of competent jurisdiction as to estate causes of action against third parties; or alternatively negotiated resolutions of such claims; and the liquidation of various miscellaneous assets.

                  5.5.04. TRANSFER TAXES. Any transfer of the Debtor's Assets prior to or on the Effective Date and pursuant to the Plan shall constitute a "transfer under a plan" within the purview of Section 1146(c) of the Bankruptcy Code and shall not be subject to transfer, stamp or similar taxes.

                  5.5.05. ESTIMATED PLAN DISTRIBUTION. The Allowed Administrative Claims, Priority Employee Benefit Claims, Priority Tax Claims and Priority Wage Claims, and the Secured Claim shall be paid in full under the Plan. The amount of the Plan distribution on account of Class 3 General Unsecured Claims, exclusive of any recovery resulting from the prosecution of Avoidance Actions or other litigation, is estimated to be approximately ___% based upon a preliminary claims analysis.

                  5.5.06.  LIQUIDATION ANALYSIS. To be filed with the Court.

         5.6.     DISBURSEMENT AGENT.

                  5.6.01. NO SEPARATE DISBURSING AGENT. All distributions of payments under the Plan will be made by the CART Liquidation Trust.

         5.7.     EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  5.7.01. ASSUMPTION/REJECTION. The Plan provides that, upon the Effective Date, all leases and Executory Contracts which were not previously rejected by the Debtor prior to the Effective Date shall be deemed rejected as of the Effective Date.

                  5.7.02. REJECTION DAMAGES. Persons who are parties to Executory Contracts that are rejected and who claim damages by reason of such rejection shall become Class 3 Creditors and shall be treated in the same manner as other Class 3 Creditors. All proofs of Claim for damages for Executory Contracts rejected prior to the Bar Date shall be filed prior to the Bar Date, or shall be forever barred. All proofs of Claim for damages for Executory Contracts rejected pursuant to the Plan shall be filed on or before thirty (30) days after the rejection of such Executory Contracts, or shall be forever barred.

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         5.8.     MODIFICATION OF THE PLAN.

                  5.8.01. PLAN MAY BE MODIFIED. The Plan may be modified at any time before or after the Confirmation Date in accordance with Section 1127 of the Bankruptcy Code.

         5.9.     PLAN CONTROLS.

                  5.9.01. PLAN PROVISIONS CONTROL. In the event and to the extent that any provision of the Plan is inconsistent with the provisions of this Disclosure Statement or any other agreement or instrument required or contemplated to be executed by the Debtor, the provisions of the Plan shall control.

         5.10.    BINDING EFFECT.

                  5.10.01. PROVISIONS OF PLAN ARE BINDING. The provisions of the Plan and the Confirmation Order shall be binding and inure to the benefit of, the holders of Claims against, and Interests in, the Debtor and its respective successors, assigns, heirs and personal representatives, whether or not such persons voted to accept or reject the Plan.

         5.11.    PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS.

                  5.11.01. OBJECTIONS TO CLAIMS. Prior to Confirmation, any party-in-interest shall have the right to object to the allowance of any Claim. Subsequent to Confirmation, the CART Liquidation Trust will have the exclusive right to object to the allowance of any Claim. Such Objections, if any, shall be filed with the Bankruptcy Court no later than one hundred and twenty (120) days after the Effective Date, unless extended by Order of the Bankruptcy Court.

                  5.11.02. DISTRIBUTIONS WITH RESPECT TO DISPUTED CLAIMS. The CART Liquidation Trust shall reserve funds for the payment of Disputed Claims by reserving in cash an appropriate percentage of the Face Amount of such Disputed Claims with respect to General Unsecured Claims and the full Face Amount of such Claims to which priority is claimed. Distributions with respect to Disputed Claims will be made when an Order, judgment, decree or settlement agreement with respect to such Claims becomes a Final Order.

         5.12.    RETENTION OF CLAIMS BELONGING TO THE DEBTOR.

                  5.12.01. AVOIDANCE ACTIONS AND OTHER ACTIONS. Except as previously waived or released, all Avoidance Actions, all Claims relating to Post-Petition transactions, all transfers recoverable under Section 550 of the Bankruptcy Code and all causes of action in favor of the Debtor, including the Estate's Claims included in the 88 Corp. Litigation, are preserved and retained for enforcement exclusively by the CART Liquidation Trust at the direction of the Creditors' Committee, subsequent to the Effective Date. Proceeds recovered from such causes of action shall be distributed to Creditors in accordance with the provisions of the Plan. Approximately _______ of potentially avoidable transfers have been identified.

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         5.13.    TAX CONSEQUENCES.

                  5.13.01. IN GENERAL. A Creditor that receives cash in satisfaction of its Allowed Claim will generally receive a gain or loss with respect to the principal amount of the Allowed Claim equal to the difference between: (i) the Creditor's basis in the Claim (other than any Claim in respect to accrued interest); and (ii) the balance of the cash received after any allocation to the accrued interest. The Debtor has not determined the character of any gain or loss to be recognized by an Interest Holder with respect to any distribution such Interest Holder may receive under the Plan. CREDITORS AND INTEREST HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TREATMENT OF DISTRIBUTIONS MADE UNDER THE PLAN.

                                   ARTICLE VI

                            POST CONFIRMATION ISSUES

         6.1.     CONTINUED EXISTENCE AFTER CONFIRMATION.

                  6.1.01. CANCELLATION OF OLD STOCK, ISSUANCE AND TRANSFER OF NEW STOCK. As of the Effective Date, and in accordance with the Subordination Agreement, in which the Parent agreed to subordinate its Claim to the Allowed Claims of Debtor's other Claimants, the existing equity ownership in CART held by the parent (the "Old Stock") will be cancelled. As of the Transfer Date, Debtor shall issue the New Stock. Debtor will transfer such New Stock to CCWS, or to such other buyer if a higher or better offer by such buyer is received, for the New Stock Consideration. The New Stock Consideration shall be deposited in and become part of the Contested Unsecured Claim Reserve and therefore be part of the Remaining Estate Assets transferred to the CART Liquidation Trust.

                  6.1.02. EFFECT OF TRANSFER OF NEW STOCK ON DEBTOR'S ACCUS MEMBERSHIP; SOFTWARE LICENSES. Because the Remaining Estate Assets exclude Debtor's membership in ACCUS and Debtor's Software Licenses, upon the sale of the New Stock to the New Stock Buyer, the New Stock Buyer will control Debtor's ACCUS membership and Software Licenses.

                  6.1.03. WIND-UP OF AFFAIRS. Upon the Confirmation Date, the CART Liquidation Trust shall continue as a limited liability company solely for the purpose of winding up its affairs, prosecuting and defending actions or proceedings by or against them, collecting and discharging obligations, disposing and conveying its property, collecting and dividing the Remaining Estate Assets and consummating the terms of the Plan.

                  6.1.04. ROLE OF THE CREDITORS' COMMITTEE. From and after the Effective Date, and until the Final Distribution Date, the Creditors' Committee shall continue in existence to oversee the actions of the Liquidating Trustee and to otherwise take any action necessary in connection with the implementation of the Plan. The professionals retained by the Creditors' Committee shall be entitled to payment from the CART Liquidation Trust of compensation or reimbursement of expenses only for services-performed with respect to monitoring the implementation of the Plan. Members of the Creditors' Committee shall be entitled to

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

reimbursement by the CART Liquidation Trust for their actual reasonable out-of-pocket expenses.

                  6.1.05. NO SUCCESSOR LIABILITY. The New Stock Buyer is not assuming and shall not in any way whatsoever be liable or responsible, as successor or otherwise, for any Claims, liabilities, debts or obligations of Debtor or the Liquidation Trustee.

                  6.1.06. DISCHARGE. Pursuant to Section 1141(d)(1)(A) of the Bankruptcy Code, confirmation of the Plan shall discharge the Debtor from any Claim that arose prior to the Confirmation Date, and any Claim of the type specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of claim is filed or deemed filed, the Claim is Allowed, or the holder of the Claim accepted the Plan. Without limitation of the foregoing, all Distributions after the Initial Distributions shall be made from the CART Liquidation Trust and the Debtor shall have no liability for any such Distributions.

         6.2.     EMPLOYMENT OF COUNSEL AND FEES.

                  6.2.01. EMPLOYMENT OF PROFESSIONALS AFTER CONFIRMATION. All professionals employed by the Debtor and the Creditors' Committee during the pendency of the Chapter 11 Case shall continue to be employed, and will be entitled to compensation as Administrative Claims from the estate for their services after the Effective Date and until the closing of the Chapter 11 Case. Compensation for professionals' services rendered after the Effective Date by such professionals shall be payable by the CART Liquidation Trust upon presentment of a statement for services rendered and for reimbursement of expenses without the necessity of further Order of the Bankruptcy Court allowing such fees and expenses. However, should the CART Liquidation Trust dispute all or any portion of such statement, and such dispute cannot be resolved by the affected parties, the CART Liquidation Trust shall pay the undisputed portion of such statement and shall submit the disputed portion to the Bankruptcy Court for determination, upon notice only to the professional that submitted such statement.

         6.3.     EXCULPATION AND RELEASE OF CERTAIN CLAIMS.

                  6.3.01. EXCULPATION. The CART Liquidation Trust and the Debtor and its respective attorneys, financial advisors and agents; and the Committee and its present and former members and their respective attorneys, financial advisors and agents; shall not have, nor shall they incur, any liability to any Creditor, Interest Holder or to any other Person for any act or omission in connection with or arising out of the Debtor's Chapter 11 Case or out of their administration of the Plan or property of the Debtor's estate or the amounts to be distributed under the Plan except for their own recklessness or willful misconduct, and in all respects they shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

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                                   ARTICLE VII

                                   FEASIBILITY

         7.1.     FINANCIAL FEASIBILITY ANALYSIS.

                  7.1.01. BANKRUPTCY CODE STANDARD. The Bankruptcy Code requires that, in order to confirm the Plan, the Bankruptcy Court must find that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor unless contemplated by the Plan.

                  7.1.02. NO NEED FOR FURTHER REORGANIZATION OF THE DEBTOR. The Plan provides for the distribution of all of the Asset Sale Proceeds and the liquidation of all of the Remaining Assets. Accordingly, the Debtor believes that all Plan obligations will be satisfied without the need for further reorganization of the Debtor.

                                  ARTICLE VIII

                            ALTERNATIVES TO THE PLAN

         8.1.     CHAPTER 7 LIQUIDATION.

                  8.1.01. BANKRUPTCY CODE STANDARD. Notwithstanding acceptance of the Plan by the requisite number of Creditors and Interest Holders of any Class, the Bankruptcy Court must still independently determine that the Plan provides each member of each Impaired Class of Claims and Interests a recovery that has a value at least equal to the value of the distribution that each such Person would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date.

                  8.1.02. PLAN IS IN BEST INTEREST OF CREDITORS. The Debtor believes that the Plan satisfies this standard because the Plan provides for an orderly distribution of the Asset Sale Proceeds and the liquidation of any Remaining Assets. Furthermore, the Debtor believes that the Plan also provides Creditors with a degree of certainty that would not exist if the estate were subject to a Chapter 7 liquidation and eliminates all risks and expenses of the marketplace and continual administration of the Debtor. In particular, in the event of conversion to a Chapter 7 case there is no assurance that a trustee would seek subordination of the Subordinated Claim that the Parent has agreed to Subordinate as part of the package represented by this Plan. If all or any substantial part of Parent's Subordinated Claim were not subordinated, the allowed claims of general unsecured creditors then the percentage recover anticipated pursuant to this Plan would likely be significantly diminished. In addition, there is also no assurance that a trustee would be able to negotiate the sale of the New Stock. In this regard, in the event of a liquidation under Chapter 7, it is not very likely that Creditors will receive payment of their Allowed Claims and the following is likely to occur:

                           a.       Additional administrative expenses,
including trustee's commissions, fees for trustee's accountant, attorneys and other professionals likely to be retained, would be incurred with priority over general unsecured claims under Section 507(a)(1) of the Bankruptcy Code.

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

                           b.       Payment to each Class would likely be
substantially delayed.

                  It is the Debtor's belief that in a Chapter 7 liquidation of the Debtor, the Unsecured Creditors would not receive a greater distribution than will be received pursuant to the Plan. Accordingly, the Debtor believes that the Plan is in the best interests of Creditors.

         8.2.     RISK FACTORS.

                  8.2.01. NO ASSURANCES. There can be no assurance by the Debtor of the success of any Avoidance Actions or other litigation.

         8.3.     RECOMMENDATIONS.

                  8.3.01. CONFIRMATION OF PLAN PROVIDES BEST OUTCOME It is the position of the Debtor and the Creditors' Committee that the Plan is substantially preferable to a liquidation under Chapter 7 of the Bankruptcy Code. Conversion of this Chapter 11 Case would result in: (i) substantial delays in the distribution of any proceeds (if any) available under such alternative;
(ii) increased uncertainty as to whether payments would be made to Unsecured Creditors; and (iii) substantially increased administrative costs.

            THE DEBTOR RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PLAN.

                                   ARTICLE IX

                                   CONCLUSION

                  It is important that you exercise your right to vote on the Plan. It is the Debtor's and the Committee's belief and recommendation that the Plan fairly and equitably provides for the treatment of all Claims against the Debtor.

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

SIGNATURE PAGE

                  IN WITNESS WHEREOF, the Debtors have executed this Disclosure Statement this ___ day of _______ 2004

                                    CART, INC.

                                    By:                /s/
                                        ----------------------------------------

                                    BAKER & DANIELS

                                    By:                /s/
                                        ----------------------------------------
                                        James M. Carr (#3128-49)
                                        300 North Meridian Street, Suite 2700
                                        Indianapolis, Indiana  46204
                                        Telephone: (317) 237-0300
                                        Facsimile: (317) 237-1000

                                        Attorneys for CART, Inc.

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